 As Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-297735
PROSPECTUS SUPPLEMENT
(to Prospectus dated July 27, 2026)
$4,750,000,000
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
$1,750,000,000 6.050% Senior Secured Notes due 2032
$1,000,000,000 6.600% Senior Secured Notes due 2034
$1,000,000,000 6.950% Senior Secured Notes due 2036
$1,000,000,000 7.850% Senior Secured Notes due 2056

Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), and Charter Communications Operating Capital Corp., a Delaware corporation (“CCO Capital” and, together with CCO, the “Issuers”), are offering $1,750,000,000 aggregate principal amount of 6.050% Senior Secured Notes due 2032 (the “2032 Notes”), $1,000,000,000 aggregate principal amount of 6.600% Senior Secured Notes due 2034 (the “2034 Notes”), $1,000,000,000 aggregate principal amount of 6.950% Senior Secured Notes due 2036 (the “2036 Notes”) and $1,000,000,000 aggregate principal amount of 7.850% Senior Secured Notes due 2056 (the “2056 Notes” and, together with the 2032 Notes, the 2034 Notes and the 2036 Notes, the “Notes”). The 2032 Notes will mature on February 15, 2032, the 2034 Notes will mature on February 15, 2034, the 2036 Notes will mature on August 15, 2036 and the 2056 Notes will mature on August 15, 2056. The Issuers will pay interest on the 2032 Notes on each February 15 and August 15, commencing February 15, 2027. The Issuers will pay interest on the 2034 Notes on each February 15 and August 15, commencing February 15, 2027. The Issuers will pay interest on the 2036 Notes on each February 15 and August 15, commencing February 15, 2027. The Issuers will pay interest on the 2056 Notes on each February 15 and August 15, commencing February 15, 2027.
The Issuers may redeem some or all of the 2032 Notes at any time prior to January 15, 2032 at a price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium, as described in this prospectus supplement. The Issuers may redeem some or all of the 2032 Notes at any time on or after January 15, 2032 at a price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2032 Notes.
The Issuers may redeem some or all of the 2034 Notes at any time prior to December 15, 2033 at a price equal to 100% of the principal amount of the 2034 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium, as described in this prospectus supplement. The Issuers may redeem some or all of the 2034 Notes at any time on or after December 15, 2033 at a price equal to 100% of the principal amount of the 2034 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2034 Notes.
The Issuers may redeem some or all of the 2036 Notes at any time prior to May 15, 2036 at a price equal to 100% of the principal amount of the 2036 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium, as described in this prospectus supplement. The Issuers may redeem some or all of the 2036 Notes at any time on or after May 15, 2036 at a price equal to 100% of the principal amount of the 2036 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2036 Notes.
The Issuers may redeem some or all of the 2056 Notes at any time prior to February 15, 2056 at a price equal to 100% of the principal amount of the 2056 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium, as described in this prospectus supplement. The Issuers may redeem some or all of the 2056 Notes at any time on or after February 15, 2056 at a price equal to 100% of the principal amount of the 2056 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2056 Notes.
The Notes will be the Issuers’ senior secured obligations and will rank equally in right of payment with all of the Issuers’ existing and future senior debt. The Notes will be effectively senior to the Issuers’ unsecured debt to the extent of the value of the assets securing the Notes and structurally subordinated to the debt and other liabilities of the Issuers’ subsidiaries that do not guarantee the Notes. The Notes will be guaranteed (i) on a senior secured basis by all of the subsidiaries of CCO and CCO Capital that guarantee the obligations of CCO under the Credit Agreement (as defined herein) (such subsidiaries, the “Subsidiary Guarantors”) and (ii) on a senior unsecured basis by CCO Holdings, LLC, a Delaware limited liability company (“CCO Holdings”). The Notes and the guarantees will be secured by a pari passu, first priority security interest, subject to permitted liens, in the Issuers’ and the Subsidiary Guarantors’ assets that secure obligations under the Credit Agreement, the Existing TWC Notes and the Existing Secured Notes (each as defined below under “Certain Definitions”).
This prospectus supplement includes additional information about the terms of the Notes, including optional redemption prices and covenants.
See “Risk Factors,” which begins on page S-14 of this prospectus supplement and page 3 of the accompanying prospectus, for a discussion of certain of the risks you should consider before investing in the Notes.
	Per 2032 Note	Total	Per 2034 Note	Total	Per 2036 Note	Total	Per 2056 Note	Total
Public offering price	99.839%(1)	$1,747,182,500(1)	99.896%(2)	$998,960,000	99.937%(3)	$999,370,000(3)	99.921%(4)	$999,210,000(4)
Underwriting discount	0.634%	$11,077,137	0.634%	$6,333,406	0.634%	$6,336,006	0.634%	$6,334,991
Estimated proceeds to us, before expenses	99.205%(1)	$1,736,105,363(1)	99.262%(2)	$992,626,594(2)	99.303%(3)	$993,033,994(3)	99.287%(4)	$992,875,009(4)

(1)
Plus accrued interest from August 18, 2026, if settlement occurs after that date.

(2)
Plus accrued interest from August 18, 2026, if settlement occurs after that date.

(3)
Plus accrued interest from August 18, 2026, if settlement occurs after that date.

(4)
Plus accrued interest from August 18, 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Issuers expect that delivery of the Notes will be made in New York, New York on or about August 18, 2026.
Joint Book-Running Managers
Citigroup	Morgan Stanley	Wells Fargo Securities
BofA Securities	Deutsche Bank Securities	J.P. Morgan
Barclays	BNP PARIBAS	Credit Agricole CIB
Goldman Sachs & Co. LLC	Mizuho	RBC Capital Markets
SMBC Nikko		TD Securities
Co-Managers
CIBC Capital Markets	Truist Securities	US Bancorp
The date of this prospectus supplement is August 6, 2026.

We have not, and the underwriters have not, authorized anyone to give you any information other than in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we, Charter Communications, Inc. (“Charter”), our indirect parent company, or other subsidiaries of Charter may offer from time to time, some of which may not apply to the Notes. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), and Item 1A. “Risk Factors” and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026. Many of the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may be identified by the use of forward-looking words such as “believe,” “future,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement are set forth in this prospectus supplement and the accompanying prospectus, in the Annual Report, in the documents incorporated by reference herein and in the other periodic reports and other reports or documents that CCO Holdings files from time to time with the SEC, and include, but are not limited to:
•
our ability to sustain and grow revenues and cash flow from operations by offering Internet, mobile, video, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our service areas and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless and satellite broadband and telephone providers, digital subscriber line providers, fiber to the home providers and providers of video content over broadband Internet connections;

•
general business conditions, unemployment levels and the level of activity in the housing sector and economic uncertainty or downturn;

•
our ability to develop and deploy new products and technologies including consumer services and service platforms;

•
any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•
the effects of governmental regulation on our business including subsidies to consumers, subsidies and incentives for competitors, costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us;

•
our ability to procure necessary services and equipment from our vendors in a timely manner and at reasonable costs including in connection with our network evolution and rural construction initiatives;

•
our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents and distribution requirements);

•
the ability to hire and retain key personnel;

S-iii

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to satisfy the conditions to consummate Charter’s acquisition of Liberty Broadband Corporation (“Liberty Broadband”) pursuant to an Agreement and Plan of Merger (the “Liberty Broadband Merger Agreement”) by and among Charter, Liberty Broadband, Fusion Merger Sub 1, LLC and Fusion Merger Sub 2, Inc. (the “Liberty Broadband Combination”) and/or the Cox Transactions (as defined below) and/or to consummate the Liberty Broadband Combination and/or the Cox Transactions in a timely manner or at all;

•
the risks related to us being restricted in the operation of our business while the Liberty Broadband Merger Agreement and the Cox Communications Transaction Agreement (as defined below) are in effect;

•
other risks related to the Liberty Broadband Combination as described in the definitive joint proxy statement/prospectus with respect to the Liberty Broadband Combination, filed by Charter on January 22, 2025, including the sections entitled “Risk Factors” and “Where You Can Find More Information” included therein; and

•
other risks related to the Cox Transactions as described in the definitive proxy statement with respect to the Cox Transactions, filed by Charter on July 2, 2025, including the sections entitled “Risk Factors” and “Where You Can Find More Information” included therein.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus supplement.

S-iv

INDUSTRY AND MARKET DATA
In this prospectus supplement, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we and the underwriters have not independently verified and do not guarantee the accuracy and completeness of this information.

S-v

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION
CCO Holdings files annual, quarterly, special reports and other information with the SEC. The Issuers are incorporating by reference certain information of CCO Holdings, filed with the SEC, which means that the Issuers disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings of CCO Holdings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished but not filed) prior to the termination of this offering (collectively, the “SEC Reports”):
•
CCO Holdings’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on January 30, 2026;

•
CCO Holdings’ Quarterly Reports on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 24, 2026, and for the three and six months ended June 30, 2026, filed with the SEC on July 24, 2026; and

•
CCO Holdings’ Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 14, 2026, January 22, 2026, January 28, 2026, February 25, 2026, April 23, 2026, May 19, 2026, July 23, 2026 and August 3, 2026 (in each case excluding any information furnished but not filed).

The information in the above filings speaks only as of the respective dates thereof or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus, this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may read and copy any document that we file with the SEC at the SEC’s website at www.sec.gov. You may also obtain a copy of these filings at no cost by writing to or telephoning us at the following address:
Charter Communications, Inc.
400 Washington Blvd.
Stamford, Connecticut 06902
Attention: Investor Relations
Telephone: (203) 905-7801
In reliance on Rule 12h-5 under the Exchange Act, the Issuers do not intend to file annual reports, quarterly reports, current reports or transition reports with the SEC. For so long as the Issuers rely on Rule 12h-5, certain financial information pertaining to the Issuers will be included in the financial statements of CCO Holdings filed with the SEC pursuant to the Exchange Act.

S-vi

CERTAIN DEFINITIONS
When used in this prospectus supplement (other than the section “Description of Notes”), the following capitalized terms have the meanings set forth below:
“CCO” means Charter Communications Operating, LLC, a Delaware limited liability company.
“CCO Capital” means Charter Communications Operating Capital Corp., a Delaware corporation.
“CCO Holdings” means CCO Holdings, LLC, a Delaware limited liability company.
“CCO Holdings Capital” means CCO Holdings Capital Corp., a Delaware corporation.
“Charter” means Charter Communications, Inc., a Delaware corporation.
“Charter Holdco” means Charter Communications Holding Company, LLC, a Delaware limited liability company.
“Charter Holdings” means Charter Communications Holdings, LLC, a Delaware limited liability company.
“Collateral” means all property and assets, whether now owned or hereafter acquired, in which liens are, from time to time, purported to be granted to secure obligations in respect of the Notes pursuant to the security documents.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 26, 2019, as amended by Amendment No. 1 on October 24, 2019, as amended by Amendment No. 2 on May 26, 2022, as amended by Amendment No. 3 on February 10, 2023, as amended by Amendment No. 4 on March 23, 2023, as amended by Amendment No. 5 on December 7, 2023 and as amended by Amendment No. 6 on December 3, 2024, among CCO Holdings, CCO, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, amended and restated, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Equally and Ratably Secured Indebtedness” means obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes and any other outstanding (now or in the future) indebtedness that has a pari passu lien on the collateral securing the obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes, the holders of which indebtedness are subject to an intercreditor agreement.
“Existing Secured Notes” means the previously issued secured debt securities of the Issuers outstanding on the date hereof.
“Existing TWC Notes” means: (i) TWC’s 5.750% notes due 2031, (ii) TWC’s 6.550% debentures due 2037, (iii) TWC’s 7.300% debentures due 2038, (iv) TWC’s 6.750% debentures due 2039, (v) TWC’s 5.875% debentures due 2040, (vi) TWC’s 5.500% debentures due 2041, (vii) TWC’s 5.250% notes due 2042, (viii) TWC’s 4.500% debentures due 2042 and (ix) TWCE’s 8.375% debentures due 2033.
“Existing Unsecured Notes” means the previously issued unsecured debt securities of CCO Holdings and CCO Holdings Capital outstanding on the date hereof.
“Issuers” means, collectively, CCO and CCO Capital.
“Subsidiary Guarantors” means all of the Issuers’ subsidiaries that issue or guarantee any Equally and Ratably Secured Indebtedness, including indebtedness under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes.
“TWC” means Time Warner Cable, LLC, a Delaware limited liability company.
“TWCE” means Time Warner Cable Enterprises LLC, a Delaware limited liability company.

S-vii

SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”
CCO Holdings is a direct subsidiary of CCH I Holdings, LLC, which is an indirect subsidiary of Charter. CCO Holdings is a holding company with no operations of its own and CCO and CCO Capital are direct, wholly owned subsidiaries of CCO Holdings. CCO is a holding company with no operations of its own, and CCO Capital is a company with no operations of its own and no subsidiaries. CCO Holdings and its direct and indirect subsidiaries, including CCO and its direct and indirect subsidiaries as well as CCO Capital, are managed by Charter. The Subsidiary Guarantors are direct and indirect subsidiaries of CCO. For a chart showing our current ownership structure, see page S-3.
Charter is a holding company with no operations of its own whose principal asset is a controlling equity interest in Charter Communications Holdings, LLC and an indirect owner of CCO under which all of the operations reside. Unless otherwise stated, the discussion in this prospectus supplement of our business and operations includes the business of CCO Holdings and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of June 30, 2026.
The terms “we,” “us” and “our,” as used in this prospectus supplement refer to CCO Holdings and its direct and indirect subsidiaries on a consolidated basis. The phrase “on a pro forma basis” means, when used with respect to an amount stated in this prospectus supplement, such amounts as calculated and described under “Capitalization.”
Our Business
We are a leading broadband connectivity company with services available to nearly 59 million homes and small to large businesses across 41 states through our Spectrum® brand. We have evolved from providing cable TV to streaming, and from high-speed Internet to a converged broadband, WiFi and mobile experience. Over the Spectrum Fiber Broadband Network and supported by our 100% U.S.-based employees, we offer Seamless Connectivity and Entertainment with Spectrum® Internet, Mobile, TV and Voice products.
Our core strategy is to deliver great products, at a great value, while continuously improving service. We remain focused on improving customer results through the power of our advanced fiber-powered network and cutting-edge connectivity products and services, and our simplified pricing and packaging strategy that better utilizes our seamless connectivity and entertainment products to offer lower promotional and persistent bundled pricing to drive growth. Our Internet and mobile product bundles provide a differentiated connectivity experience by bringing together Spectrum Internet, Advanced WiFi and Spectrum Mobile to offer consumers fast, reliable and secure online connections on their favorite devices at home and on the go in high-value packages. We have completed deals with major programmers to deliver better flexibility and greater value to our customers by including seamless entertainment applications with certain of our Spectrum TV packages at no additional cost. We offer the sale of these seamless entertainment applications to customers on an à la carte basis, and through our digital storefront, the Spectrum App Store, customers can easily activate, upgrade, buy and manage their streaming applications in one place. We also continue to develop other elements of our video product and are deploying Xumo stream boxes to new video customers.
Our customer commitments focus on reliable connectivity, transparency, exceptional service and always improving. By continually improving our product set and offering consumers the opportunity to save money by switching to our services, we believe we can continue to penetrate our expanding footprint and sell additional products to our existing customers. We see operational benefits from the targeted investments we made in employee wages and benefits to build employee skill sets and tenure, as well as the continued investments in digitization of our customer service platforms, all with the goal of improving the customer experience, reducing transactions and driving customer growth and retention.

We currently offer Spectrum Internet products with speeds up to 1 Gbps across our entire footprint and multi-gigabit data speeds in a portion of our footprint. Our network evolution initiative remains on track to deliver symmetrical and multi-gigabit speeds across our entire footprint with convergence everywhere we operate.
Cox Transactions
On May 16, 2025, Charter, Charter Holdings, and Cox Enterprises, Inc. (“Cox Enterprises”) entered into a Transaction Agreement (the “Cox Communications Transaction Agreement”) pursuant to which (i) Cox Enterprises will sell and transfer to Charter 100% of the equity interests of certain subsidiaries of Cox Communications, Inc. (“Cox Communications”) that conduct Cox Communications’ commercial fiber and managed IT and cloud services businesses (the “Equity Sale”), (ii) Cox Enterprises will contribute the equity interests of Cox Communications and certain other assets (other than certain excluded assets) primarily related to Cox Communications’ residential cable business to Charter Holdings (the “Contribution”), and (iii) Cox Enterprises will pay $1.00 to Charter (collectively, the “Cox Transactions”). Under the Cox Communications Transaction Agreement, Charter and Cox Enterprises may designate one or more wholly owned subsidiaries to take actions with respect to Charter and Cox Enterprises, respectively.
Pursuant to the Cox Communications Transaction Agreement, at the closing of the Cox Transactions: (1) in consideration of the Equity Sale, Charter will pay $3.5 billion in cash to Cox Enterprises; (2) in consideration of the Contribution, Charter Holdings will (i) pay to Cox Enterprises $650 million in cash and (ii) issue to Cox Enterprises convertible preferred units of Charter Holdings with an aggregate liquidation preference of $6.0 billion, which will pay a 6.875% dividend per annum, and approximately 33.6 million Charter Holdings common units. The Charter Holdings convertible preferred units will be convertible into Charter Holdings common units, with an initial conversion price of $477.41, subject to certain adjustments. The Charter Holdings common units will be exchangeable by the holder, in certain circumstances, for cash or, at the election of Charter, Class A common stock, par value $0.001 per share, of Charter (the “Charter Class A common stock”) on a one-for-one basis, subject to certain adjustments; and (3) in consideration of the $1.00 payment from Cox Enterprises to Charter, Charter will issue to Cox Enterprises one share of the newly created Charter Class C common stock. The Charter Class C common stock will be equivalent, economically, to the outstanding Charter Class A common stock and the Class B common stock, par value $0.001 per share, of Charter (the “Charter Class B common stock”) but will have a number of votes per share that reflect the voting power of the Charter Holdings common units and the Charter Holdings convertible preferred units held by Cox Enterprises on an as-converted, as-exchanged basis.
The combined entity will assume Cox Communications’ approximately $12.4 billion in outstanding net debt and finance leases.
The closing of the Cox Transactions is subject to a number of closing conditions, including, without limitation, receipt of certain regulatory approvals and other customary closing conditions. We can make no assurances that the Cox Transactions will be consummated on the terms or timeline currently contemplated, or at all. This offering is not conditioned on the closing of the Cox Transactions and the closing of the Cox Transactions is not conditioned on the consummation of this offering.
Our Corporate Information
Our principal executive offices are located at 400 Washington Blvd., Stamford, Connecticut 06902. Our telephone number at that location is (203) 905-7801, and we have a website accessible at ir.charter.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on Charter’s website free of charge as soon as reasonably practicable after they have been filed with the SEC. The information posted on Charter’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and is not part of this prospectus supplement or the accompanying prospectus.

Legal Entity Structure
The chart below sets forth our entity structure and that of our direct and indirect parent companies and subsidiaries. This chart does not include all of our affiliates and subsidiaries and, in some cases, we have combined separate entities for presentation purposes. Unless otherwise noted, the equity ownership percentages shown below are approximations. Unless otherwise noted, the indebtedness amounts shown below are principal amounts as of June 30, 2026.

Public Stockholders
Charter Communications. Inc. ("Charter")
100%
(Intermediate holding companies)
88.5%
Advance/Newhouse Partnership ("A/N")
11.5%
Exchangeable common units representing approximately 11.5% common equity interest with voting rights on an if-exchanged basis
Charter Communications Holdings LLC ("Charter Holdings")
(Intermediate holding companies)
CCO Holdings, LLC ("CCO Holdings")
CCO Holdings Capital Corp. ("CCO Holdings Capital")
(Co-issuers of approximately $26.7 billion principal amount of senior notes)(1)
Charter Communications Operating, LLC ("Charter Operating")/
Charter Communications Operating Capital Corp. ("CCO Capital")
(Borrowers under approximately $12.5 billion credit facilities and co-issuers of approximately $43.8 billion principal amount of senior secured notes and the Notes offered hereby)(2)
Time Warner Cable, LLC ("TWC, LLC") (Issuer of approximately $9.9 billion principal amount of notes and debentures)(3)
Operating Subsidiaries
Time Warner Cable Enterprises, LLC ("TWCE") (Issuer of approximately $1.0 billion principal amount of debentures)(4)
Operating Subsidiaries
Substantially all of these entities are guarantors or obligors, as applicable, under the Charter Operating notes, the Credit Agreement, the TWC, LLC notes and debentures, the TWCE debentures, and a mortgage note.

(1)
CCO Holdings/CCO Holdings Capital:

5.125% senior notes due 2027 ($1.0 billion aggregate principal amount outstanding)
5.000% senior notes due 2028 ($2.5 billion aggregate principal amount outstanding)
5.375% senior notes due 2029 ($1.5 billion aggregate principal amount outstanding)
6.375% senior notes due 2029 ($1.5 billion aggregate principal amount outstanding)
4.750% senior notes due 2030 ($3.05 billion aggregate principal amount outstanding)
4.500% senior notes due 2030 ($2.75 billion aggregate principal amount outstanding)
4.250% senior notes due 2031 ($2.98 billion aggregate principal amount outstanding)
7.375% senior notes due 2031 ($1.1 billion aggregate principal amount outstanding)
4.750% senior notes due 2032 ($1.19 billion aggregate principal amount outstanding)
4.500% senior notes due 2032 ($2.75 billion aggregate principal amount outstanding)
7.000% senior notes due 2033 ($1.75 billion aggregate principal amount outstanding)
4.500% senior notes due 2033 ($1.57 billion aggregate principal amount outstanding)
4.250% senior notes due 2034 ($1.85 billion aggregate principal amount outstanding)
7.375% senior notes due 2036 ($1.25 billion aggregate principal amount outstanding)
(2)
CCO/CCO Capital:

3.750% senior secured notes due 2028 ($1.0 billion aggregate principal amount outstanding)
4.200% senior secured notes due 2028 ($1.25 billion aggregate principal amount outstanding)
2.250% senior secured notes due 2029 ($1.25 billion aggregate principal amount outstanding)
5.050% senior secured notes due 2029 ($1.25 billion aggregate principal amount outstanding)
6.100% senior secured notes due 2029 ($1.5 billion aggregate principal amount outstanding)
2.800% senior secured notes due 2031 ($1.59 billion aggregate principal amount outstanding)
2.300% senior secured notes due 2032 ($1.0 billion aggregate principal amount outstanding)
4.400% senior secured notes due 2033 ($1.0 billion aggregate principal amount outstanding)
6.650% senior secured notes due 2034 ($900 million aggregate principal amount outstanding)
6.550% senior secured notes due 2034 ($1.5 billion aggregate principal amount outstanding)
6.384% senior secured notes due 2035 ($2.0 billion aggregate principal amount outstanding)
5.850% senior secured notes due 2035 ($1.25 billion aggregate principal amount outstanding)
5.375% senior secured notes due 2038 ($800 million aggregate principal amount outstanding)
3.500% senior secured notes due 2041 ($1.48 billion aggregate principal amount outstanding)
3.500% senior secured notes due 2042 ($1.24 billion aggregate principal amount outstanding)
6.484% senior secured notes due 2045 ($3.5 billion aggregate principal amount outstanding)
5.375% senior secured notes due 2047 ($2.27 billion aggregate principal amount outstanding)
5.750% senior secured notes due 2048 ($2.43 billion aggregate principal amount outstanding)
5.125% senior secured notes due 2049 ($1.24 billion aggregate principal amount outstanding)
4.800% senior secured notes due 2050 ($2.47 billion aggregate principal amount outstanding)
3.700% senior secured notes due 2051 ($2.05 billion aggregate principal amount outstanding)
3.900% senior secured notes due 2052 ($2.4 billion aggregate principal amount outstanding)
5.250% senior secured notes due 2053 ($1.5 billion aggregate principal amount outstanding)
6.834% senior secured notes due 2055 ($500 million aggregate principal amount outstanding)
6.700% senior secured notes due 2055 ($750 million aggregate principal amount outstanding)

3.850% senior secured notes due 2061 ($1.85 billion aggregate principal amount outstanding)
4.400% senior secured notes due 2061 ($1.4 billion aggregate principal amount outstanding)
3.950% senior secured notes due 2062 ($1.4 billion aggregate principal amount outstanding)
5.500% senior secured notes due 2063 ($1.0 billion aggregate principal amount outstanding)
CCO credit facilities (approximately $12.5 billion aggregate principal amount outstanding)
Issuers of the Notes offered hereby
Guarantee:   The obligations under the Credit Agreement and the Existing Secured Notes are, and the obligations under the Notes offered hereby will be, guaranteed by CCO Holdings and all of the subsidiaries of CCO that issue or guarantee any Equally and Ratably Secured Indebtedness, including indebtedness under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes.
Security Interest:   The obligations under the Credit Agreement and the Existing Secured Notes are, and the obligations under the Notes offered hereby will be, secured by a first-priority lien on substantially all of the assets of CCO and substantially all of its subsidiaries.
(3)
TWC:

5.750% sterling senior notes due 2031 (£625 million remeasured at $829 million as of June 30, 2026 using the exchange rate at such date)
6.550% senior debentures due 2037 ($1.5 billion aggregate principal amount outstanding)
7.300% senior debentures due 2038 ($1.5 billion aggregate principal amount outstanding)
6.750% senior debentures due 2039 ($1.5 billion aggregate principal amount outstanding)
5.875% senior debentures due 2040 ($1.2 billion aggregate principal amount outstanding)
5.500% senior debentures due 2041 ($1.25 billion aggregate principal amount outstanding)
5.250% sterling senior notes due 2042 (£650 million remeasured at $862 million as of June 30, 2026 using the exchange rate at such date)
4.500% senior debentures due 2042 ($1.25 billion aggregate principal amount outstanding)
Guarantee:   The TWC notes and debentures are guaranteed by CCO Holdings, CCO, CCO Capital and all of CCO’s subsidiaries (other than TWC) that issue or guarantee any Equally and Ratably Secured Indebtedness, including indebtedness under the Credit Agreement, the Existing Secured Notes and the TWCE debentures described below.
Security Interest:   The TWC notes and debentures are secured (i) on a pari passu basis with the liens on the collateral securing obligations under the Credit Agreement and any permitted refinancing thereof and (ii) on a pari passu basis with the liens on the collateral securing the Existing Secured Notes, the TWCE debentures and any other Equally and Ratably Secured Indebtedness.
(4)
TWCE:

8.375% debentures due 2033 ($1.0 billion aggregate principal amount outstanding)
Guarantee:   The TWCE debentures are guaranteed by TWC, CCO Holdings, CCO, CCO Capital and all of CCO’s subsidiaries (other than TWCE) that issue or guarantee any Equally and Ratably Secured Indebtedness, including indebtedness under the Credit Agreement, the Existing Secured Notes and the TWC notes and debentures described above.
Security Interest:   The TWCE debentures are secured (i) on a pari passu basis with the liens on the collateral securing obligations under the Credit Agreement and any permitted refinancing thereof and (ii) on a pari passu basis with the liens on the collateral securing the Existing Secured Notes, the TWC notes and debentures and any other Equally and Ratably Secured Indebtedness.

Recent Developments
As previously announced, on July 23, 2026, the Issuers commenced (a) an offer to exchange (the “Pool 1 Offer”) the outstanding (i) 3.500% Senior Secured Notes due 2042 (“Old 2042 Notes”), (ii) 3.500% Senior Secured Notes due 2041 (“Old 2041 Notes”), (iii) 4.500% senior debentures due 2042 (“Old 2042 Debentures”), (iv) 5.375% Senior Secured Notes due 2047 (“Old 2047 Notes”), (v) 2.300% Senior Secured Notes due 2032 (“Old 2032 Notes”), (vi) 2.800% Senior Secured Notes due 2031 (“Old 2031 Notes”), and (vii) 2.250% Senior Secured Notes due 2029 (“Old 2029 Notes” and, together with the Old 2042 Notes, the Old 2041 Notes, the Old 2042 Debentures, the Old 2047 Notes, the Old 2032 Notes and the Old 2031 Notes, the “Pool 1 Notes”) issued by either the Issuers or Time Warner Cable, LLC, as applicable, for a combination of cash consideration and up to $2,000,000,000 in aggregate principal amount of a new series of Senior Secured Notes due 2038 (the “New 2038 Private Placement Notes”) to be issued by the Issuers with registration rights and (b) an offer to exchange (the “Pool 2 Offer” and, together with the Pool 1 Offer, the “Exchange Offers”) the outstanding (i) 3.700% senior secured notes due 2051 (“Old 2051 Notes”), (ii) 3.900% senior secured notes due 2052 (“Old 2052 Notes”), (iii) 4.800% Senior Secured Notes due 2050 (“Old 2050 Notes”), (iv) 5.125% Senior Secured Notes due 2049 (“Old 2049 Notes”), and (v) 5.250% Senior Secured Notes due 2053 (“Old 2053 Notes” and, together with the Old 2051 Notes, the Old 2052 Notes, the Old 2050 Notes and the Old 2049 Notes, the “Pool 2 Notes” and, together with the Pool 1 Notes, the “Old Notes”) issued by the Issuers for a combination of cash consideration and up to $2,000,000,000 in aggregate principal amount of a new series of Senior Secured Notes due 2041 (the “New 2041 Private Placement Notes” and, together with the New 2038 Private Placement Notes, the “New Private Placement Notes”) to be issued by the Issuers with registration rights. The New Private Placement Notes and related guarantees have not been registered under the Securities Act or any other applicable securities laws, but are subject to certain customary registration rights.
The Exchange Offers are being made upon the terms and conditions set forth in an offering memorandum, dated July 23, 2026 (as amended and supplemented, the “Exchange Offering Memorandum”). The Exchange Offers will expire at 5:00 p.m., New York City time, on August 20, 2026 (the “Expiration Date”), unless extended or earlier terminated in the Issuers’ sole discretion. For Old Notes that have been validly tendered (and not validly withdrawn) at or prior to 5:00 p.m. New York City time on August 5, 2026 (the “Early Tender Date”), and are accepted for purchase, the settlement date is expected to be the fifth business day following the Early Tender Date (the “Early Settlement Date”), unless such date is extended or otherwise determined by the Issuers. For Old Notes that have been validly tendered after the Early Tender Date but at or prior to the Expiration Date that are accepted for exchange, the settlement date is expected to be the second business day following the Expiration Date, unless such date is extended or otherwise determined by the Issuers, assuming the aggregate principal amount of Old Notes that are tendered and accepted for exchange on the Early Settlement Date does not exceed the applicable maximum aggregate principal amount of New Notes as set forth in the Exchange Offering Memorandum. The completion of this offering is not contingent on the completion of the Exchange Offers, and the completion of the Exchange Offers are not contingent on the completion of this offering. No assurances can be given that Exchange Offers will be completed on the terms described above, or at all, and the foregoing summary should not be viewed as fact.
As of the Early Tender Date, according to information provided by D.F. King & Co., Inc., the exchange agent and the information agent for the Exchange Offers, the aggregate principal amount of $2,664,740,000 of Pool 1 Notes had been validly tendered and not withdrawn in the Pool 1 Offer, representing 26.5% of the outstanding Pool 1 Notes and the aggregate principal amount of $2,689,377,000 of Pool 2 Notes had been validly tendered and not withdrawn in the Pool 2 Offer, representing 27.8% of the outstanding Pool 2 Notes.

The Offering
The summary below describes the principal terms of the offering and the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of Notes” for a more detailed description of the offering and the Notes.
Issuers
Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.
Notes Offered
$1,750,000,000 aggregate principal amount of 6.050% Senior Secured Notes due 2032.
$1,000,000,000 aggregate principal amount of 6.600% Senior Secured Notes due 2034.
$1,000,000,000 aggregate principal amount of 6.950% Senior Secured Notes due 2036.
$1,000,000,000 aggregate principal amount of 7.850% Senior Secured Notes due 2056.
Maturity
The 2032 Notes will mature on February 15, 2032.
The 2034 Notes will mature on February 15, 2034.
The 2036 Notes will mature on August 15, 2036.
The 2056 Notes will mature on August 15, 2056.
Interest Payment Dates
Interest will be paid on the 2032 Notes on February 15 and August 15 of each year, beginning on February 15, 2027. Interest on the 2032 Notes offered hereby will accrue from August 18, 2026.
Interest will be paid on the 2034 Notes on February 15 and August 15 of each year, beginning on February 15, 2027. Interest on the 2034 Notes offered hereby will accrue from August 18, 2026.
Interest will be paid on the 2036 Notes on February 15 and August 15 of each year, beginning on February 15, 2027. Interest on the 2036 Notes offered hereby will accrue from August 18, 2026.
Interest will be paid on the 2056 Notes on February 15 and August 15 of each year, beginning on February 15, 2027. Interest on the 2056 Notes offered hereby will accrue from August 18, 2026.
Ranking
The Notes will be:
•
senior obligations of CCO and CCO Capital;

•
pari passu in right of payment with all existing and future senior indebtedness of the Issuers, including obligations under the Credit Agreement, the Issuers’ guarantees of the Existing TWC Notes and the Existing Secured Notes;

•
secured by liens on the Collateral (as defined in the “Description of Notes”) on an equal and ratable basis with the obligations under the Credit Agreement, the Existing TWC Notes, the Existing Secured Notes and any other first lien obligations, subject to certain permitted liens and effectively equal with such obligations to the extent of the value of the Collateral;

•
effectively senior to all existing and future unsecured indebtedness of CCO and CCO Capital and any future indebtedness of CCO and CCO Capital secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Notes;
•
structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of CCO and CCO Capital that does not guarantee the Notes; and

•
senior in right of payment to all existing and future subordinated obligations of CCO and CCO Capital.

As of June 30, 2026, the total principal amount of debt of CCO and its subsidiaries totaled approximately $67.1 billion.
Guarantees
The Notes will be guaranteed (the “Note Guarantees”) by (i) all of the Issuers’ subsidiaries that issue or guarantee any Equally and Ratably Secured Indebtedness (collectively, the “Subsidiary Guarantors”); and (ii) CCO Holdings (together with the Subsidiary Guarantors, the “Note Guarantors”).
Each Subsidiary Guarantor’s obligation to guarantee the Notes will be released at such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligations under its Note Guarantee will cease to, or at such time does not, guarantee any Equally and Ratably Secured Indebtedness.
The Note Guarantees will be:
•
senior obligations of the Note Guarantors;

•
pari passu in right of payment with all existing and future senior indebtedness of the Note Guarantors (including guarantees of obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes);

•
with respect to the Note Guarantees of the Subsidiary Guarantors, secured by liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Existing TWC Notes, the Existing Secured Notes or guarantees thereof and any other first lien obligations, subject to certain permitted liens;

•
with respect to CCO Holdings’ Note Guarantee, unsecured and effectively junior to any secured indebtedness of CCO Holdings to the extent of the value of the collateral securing such indebtedness;

•
with respect to the Note Guarantees of the Subsidiary Guarantors, effectively senior to all existing and future unsecured indebtedness of the Subsidiary Guarantors and any future indebtedness of the Subsidiary Guarantors secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Note Guarantees of the Subsidiary Guarantors;

•
with respect to the Note Guarantees of the Subsidiary Guarantors, structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of the Subsidiary Guarantors that does not guarantee the Notes; and

•
senior in right of payment to all existing and future subordinated obligations of the Note Guarantors.

Security
The Notes and the Note Guarantees will be secured by a pari passu first lien security interest, subject to permitted liens, in the Issuers’ and the Subsidiary Guarantors’ assets that secure the obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes. The Notes will share equally in the collateral securing the obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes. To the extent the collateral agent for the lenders under the Credit Agreement releases any liens in connection with foreclosure on or other exercise of remedies with respect to the Collateral, the liens on such Collateral securing the Notes and the Note Guarantees and all other Equally and Ratably Secured Indebtedness will also be released. In addition, if the liens on any Collateral securing the Credit Agreement are released, all of the liens on such Collateral securing the Notes will also be released to the extent that the liens on such Collateral securing all other Equally and Ratably Secured Indebtedness will also be released. See “Description of Notes — Collateral.”
Intercreditor Agreement
The collateral agent for the lenders under the Credit Agreement and the Existing TWC Notes and the collateral agent for the Notes and the Existing Secured Notes are subject to a pari passu intercreditor agreement as to the relative priorities of their respective security interests in the Collateral and certain other matters relating to the administration of such security interests (the “Intercreditor Agreement”). See “Description of Notes — Collateral.”
Optional Redemption
The Issuers may redeem some or all of the 2032 Notes at any time prior to January 15, 2032 at a price equal to 100% of the principal amount of the 2032 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium specified under “Description of Notes — Optional Redemption.”
The Issuers may redeem some or all of the 2032 Notes at any time on or after January 15, 2032 at a price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2032 Notes.
The Issuers may redeem some or all of the 2034 Notes at any time prior to December 15, 2033 at a price equal to 100% of the principal amount of the 2034 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium specified under “Description of Notes — Optional Redemption.”
The Issuers may redeem some or all of the 2034 Notes at any time on or after December 15, 2033 at a price equal to 100% of the principal amount of the 2034 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2034 Notes.
The Issuers may redeem some or all of the 2036 Notes at any time prior to May 15, 2036 at a price equal to 100% of the principal amount of the 2036 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium specified under “Description of Notes — Optional Redemption.”
The Issuers may redeem some or all of the 2036 Notes at any time on or after May 15, 2036 at a price equal to 100% of the principal amount of the 2036 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2036 Notes.
The Issuers may redeem some or all of the 2056 Notes at any time prior to February 15, 2056 at a price equal to 100% of the principal amount of the 2056 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium specified under “Description of Notes — Optional Redemption.”
The Issuers may redeem some or all of the 2056 Notes at any time on or after February 15, 2056 at a price equal to 100% of the principal amount of the 2056 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. There is no sinking fund for the 2056 Notes.
Restrictive Covenant
The indenture governing the Notes, among other things, restricts the Issuers’ ability and the ability of certain subsidiaries to:
•
grant liens; and

•
sell all or substantially all of their assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications as described under “Description of Notes — Certain Covenants.”
Absence of Market for the
Notes
Prior to this offering, there was no existing market for the Notes.
The Issuers do not intend to apply for the Notes to be listed on any securities exchange or to arrange for any quotation system to quote them.
If the underwriters make a market in the Notes, they may discontinue any market making in the Notes at any time in their sole discretion.
Accordingly, the Issuers cannot assure you that a liquid market for the Notes will develop for the Notes, or, if developed, that it will continue.
Use of Proceeds
The Issuers intend to use the net proceeds from this offering (i) to pay the cash consideration for the Cox Transactions and (ii) for general corporate purposes, including to repay certain indebtedness, and to pay related fees and expenses. See “Use of Proceeds.”
You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. In particular, you should evaluate the information under “Risk Factors” for a discussion of risks associated with an investment in the Issuers and the Notes.
For more complete information about the Notes, see “Description of Notes.”

SUMMARY RISK FACTORS
Risks Related to Our Indebtedness and the Notes
•
We have a significant amount of debt and expect to incur significant additional debt, including secured debt, in the future, as well as additional debt in connection with the Cox Transactions and Liberty Broadband Combination, which could adversely affect our financial condition and our ability to react to changes in our business.

•
The agreements and instruments governing our debt contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity.

•
The Notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions.

•
Certain actions in respect of defaults taken under the indenture governing the Notes by beneficial owners with short positions in excess of their interests in the Notes will be disregarded.

•
The Notes and each Note Guarantee will be structurally subordinated to present and future liabilities of non-guarantor subsidiaries of CCO.

•
Holders of the Notes will not control decisions regarding the Collateral.

•
Rights of the holders of the Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.

•
The ability of the collateral agent to realize upon the capital stock securing the Notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.

•
Certain assets are excluded from the Collateral securing the Notes.

•
It may be difficult to realize the value of the Federal Communications Commission (“FCC”) license rights pledged to secure the Notes.

•
The Collateral is subject to casualty risks.

•
We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the Note Guarantees.

•
Security interests over certain Collateral may not be in place by the issue date of the Notes or may not be perfected by the issue date of the Notes. Creation or perfection of such security interests after the issue date of the Notes increases the risk that the liens granted by those security interests could be avoided.

•
The imposition of certain permitted liens could materially adversely affect the value of the Collateral.

•
Each Note Guarantee will be subject to certain limitations on enforcement and may be limited by applicable laws or subject to certain defenses that may limit its validity and enforceability.

•
Any future pledge of Collateral or Note Guarantee provided after the Notes are issued might be avoided by a trustee in bankruptcy.

•
Rights of the holders of the Notes in the Collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest in any bankruptcy proceeding.

•
CCO and CCO Holdings are holding companies and will depend on subsidiaries, including non-guarantor subsidiaries, to satisfy their respective obligations under the Notes and CCO Holdings’ Note Guarantee.

•
Changes in our credit rating could adversely affect the market price or liquidity of the Notes.

•
There is currently no public market for the Notes offered hereby, and an active trading market for the Notes offered hereby may not develop. The failure of a market to develop for the Notes offered hereby could adversely affect the liquidity and value of the Notes offered hereby.

Risks Related to Our Business
•
We operate in a very competitive business environment, which affects our ability to attract and retain customers and can adversely affect our business, operations and financial results.

•
Various events could disrupt or result in unauthorized access to our networks, information systems or properties and could impair our operating activities and negatively impact our reputation and financial results.

•
We depend on third-party service providers, suppliers and licensors; thus, if we are unable to procure the necessary services, equipment, software or licenses on reasonable terms and on a timely basis, our ability to offer services could be impaired, and our growth, operations, business, financial results and financial condition could be materially adversely affected.

•
Any failure to respond to technological developments and meet customer demand for new products and services could adversely affect our ability to compete effectively.

•
Our business may be adversely affected if we cannot continue to license or enforce the intellectual property rights on which our business depends.

•
We may not have the ability to pass on to our customers all of the increases in programming costs, which could adversely affect our cash flow and operating margins.

•
Issues related to the development and use of AI could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business.

•
Our exposure to the economic conditions of our current and potential customers, vendors and third parties could adversely affect our cash flow, results of operations and financial condition.

•
If we are unable to retain key employees, our ability to manage our business could be adversely affected.

Risks Related to Ownership Position of Liberty Broadband Corporation and Advance/Newhouse Partnership
•
Liberty Broadband and Advance/Newhouse Partnership have governance rights that give them influence over corporate transactions and other matters.

Risks Related to Regulatory and Legislative Matters
•
Our business is subject to extensive governmental legislation and regulation, which could adversely affect our business.

•
Changes to the existing legal and regulatory framework under which we operate or the regulatory programs in which we or our competitors participate could adversely affect our business.

•
Tax legislation and administrative initiatives or challenges to our tax and fee positions could adversely affect our results of operations and financial condition.

•
Our cable system franchises are subject to non-renewal or termination and are non-exclusive. The failure to renew a franchise or the grant of additional franchises in one or more service areas could adversely affect our business.

Risks Related to the Liberty Broadband Combination
•
The Liberty Broadband Combination is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the Liberty Broadband Combination could have a material adverse effect on Charter and its subsidiaries.

•
If repurchases of Liberty Broadband’s shares of Charter Class A common stock during the pendency of the combination are not consummated on the agreed terms, or otherwise fail to meet the intended objectives, there could be adverse effects on the companies and the combination.

•
The Liberty Broadband Combination raises other risks.

Risks Related to the Cox Transactions
•
The Cox Transactions are subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the Cox Transactions could have a material adverse effect on us.

•
Our plans for funding the cash consideration and assuming indebtedness of Cox Communications may be adversely affected to the extent there are greater-than-expected increases in our indebtedness, lower-than-expected operating results, credit rating downgrades, or significant financial market disruptions.

•
The unaudited pro forma condensed combined financial statements and prospective financial information incorporated by reference in this prospectus supplement are presented for illustrative purposes only and do not represent the actual financial position or results of operations of Charter following the transactions.

•
Charter may not realize anticipated cost synergies and growth opportunities.

•
The Cox Transactions raise other risks.

RISK FACTORS
You should carefully consider the risk factors set forth below and incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Notes. Any such risks could materially and adversely affect our business, financial condition or results of operations. However, the risks described below and in documents we incorporate by reference are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, we may not be able to make payments of principal and interest on the Notes, and you may lose all or part of your original investment.
Risks Related to Our Indebtedness and the Notes
We have a significant amount of debt and expect to incur significant additional debt, including secured debt, in the future, as well as additional debt in connection with the Cox Transactions and Liberty Broadband Combination, which could adversely affect our financial condition and our ability to react to changes in our business.
We have a significant amount of debt, with total principal amount of approximately $93.8 billion and a leverage ratio of 4.18 times Adjusted EBITDA as of June 30, 2026. We expect to (subject to applicable restrictions in our debt instruments) incur additional debt in the future as Charter plans to maintain leverage near the midpoint of its stated 4.0 to 4.5 times Adjusted EBITDA target leverage range (net debt divided by the last twelve months Adjusted EBITDA) in the period leading up to the closing of the Cox Transactions. As part of the Cox Transactions, Charter will fund the $4.2 billion of cash consideration using debt and will assume Cox Communications’ approximately $12.4 billion of net debt and finance leases. Charter plans to adjust its long-term target leverage range after Closing to 3.5 times Adjusted EBITDA but will still have a significant amount of debt.
Our significant amount of debt could have adverse consequences, such as to:
•
impact our ability to raise additional capital at reasonable rates, or at all;

•
make us vulnerable to interest rate increases, in part because approximately 13% of our borrowings as of June 30, 2026 were, and may continue to be, subject to variable rates of interest;

•
expose us to increased interest expense to the extent we refinance existing debt with higher cost debt;

•
require us to dedicate a significant portion of our cash flow from operating activities to make payments on our debt, reducing our funds available for capital expenditures and other general corporate purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business, the cable and telecommunications industries, and the economy at large;

•
place us at a disadvantage compared to our competitors that have proportionately less debt; and

•
adversely affect our relationship with customers and suppliers.

In addition, we expect to incur additional indebtedness in the future, including to refinance and/or in connection with the assumption of indebtedness of Cox Communications and/or its subsidiaries after the completion of the Cox Transactions as well as Liberty Broadband and/or its subsidiaries after the completion of the Liberty Broadband Combination. To the extent our current debt amounts increase more than expected, our operating results are lower than expected, or credit rating agencies downgrade our debt thereby increasing our costs of borrowing and potentially limiting our access to investment grade markets, or significant financial market disruptions occur, the related risks that we now face will intensify.
The agreements and instruments governing our debt contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity.
The indentures governing the Existing Unsecured Notes contain a number of significant covenants that could adversely affect our operations, liquidity and results of operations. These covenants restrict, among other things, CCO Holdings, CCO Holdings Capital and all of their restricted subsidiaries’ ability to:

•
incur additional debt;

•
pay dividends on equity or repurchase equity;

•
make investments;

•
sell all or substantially all of their assets or merge with or into other companies;

•
sell assets;

•
in the case of restricted subsidiaries, create or permit to exist dividend or payment restrictions with respect to CCO Holdings, guarantee their parent companies’ debt, or issue specified equity interests;

•
engage in certain transactions with affiliates; and

•
grant liens (with respect to only CCO Holdings).

Additionally, the Credit Agreement requires CCO to comply with a maximum total leverage covenant and a maximum first lien leverage covenant. The Credit Agreement, the Existing Secured Notes and the Existing TWC Notes include customary negative covenants, including restrictions on the ability to incur liens securing indebtedness for borrowed money and consolidating, merging or conveying or transferring substantially all of the respective obligor’s assets. The breach of any covenants or obligations in our indentures or the Credit Agreement, not otherwise waived or amended, could result in a default under the applicable debt obligations and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. In addition, the secured lenders under the Existing Secured Notes, Existing TWC Notes and the Credit Agreement could foreclose on their collateral, which includes equity interests in substantially all of our subsidiaries, and exercise other rights of secured creditors.
The Notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions.
While our other outstanding indebtedness may have some or all of these limitations, the indenture that will govern the Notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations, nor will it limit our ability to make investments, to pay dividends and distributions, to our shareholders, to sell certain assets or to enter into “change of control” transactions. Additionally, the indenture that will govern the Notes contains only certain limitations on our ability to incur liens. However, these limitations are subject to important exceptions. See “Description of Notes — Certain Covenants — Limitation on Liens.”
Certain actions in respect of defaults taken under the indenture governing the Notes by beneficial owners with short positions in excess of their interests in the Notes will be disregarded.
By acceptance of the Notes, each holder of Notes agrees, in connection with any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”), to (i) deliver a written representation to the Issuers and the trustee that such holder and any of its affiliates acting in concert with it in connection with its investment in the Notes (other than screened affiliates) are not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that (together with such affiliates) are not) Net Short (as defined under “Description of Notes”) and (ii) provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such holder’s representation within five business days of request therefor. These restrictions may impact a holder’s ability to participate in Noteholder Directions if it is unable to make such a representation.
The Notes and each Note Guarantee will be structurally subordinated to present and future liabilities of non-guarantor subsidiaries of CCO.
Substantially all of CCO’s subsidiaries will guarantee the Notes. However, the Notes will be structurally subordinated to claims against any subsidiary of CCO that does not guarantee the Notes. Generally, claims of creditors of a non-guarantor subsidiary, including trade creditors and claims of preference shareholders

(if any) of the subsidiary, will have priority with respect to the assets and earnings of the subsidiary over the claims of creditors of its parent entity, including claims by holders of the Notes under the Notes or the Note Guarantees. In the event of any foreclosure, dissolution, winding up, liquidation, administration, reorganization or other insolvency or bankruptcy proceeding of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to its parent entity as a shareholder. As such, the Notes and each Note Guarantee will each be structurally subordinated to the creditors (including trade creditors) and preference shareholders (if any) of CCO’s non-guarantor subsidiaries.
Holders of the Notes will not control decisions regarding the Collateral.
The rights of the holders of the Notes with respect to the Collateral will be subject to an intercreditor agreement among all holders of obligations secured by the Collateral on a first-priority basis, including the obligations under the Credit Agreement. Under the Intercreditor Agreement, the Applicable Authorized Representative, which initially is the administrative agent under the Credit Agreement, will control substantially all matters related to the Collateral securing the Notes pursuant to the terms of the Intercreditor Agreement (see “Description of Notes — Collateral — Intercreditor Arrangements”). The Applicable Authorized Representative may, in connection with an enforcement action, dispose of, release, or foreclose on, or take other actions with respect to, the Collateral (including amendments of and waivers under the security documents) with which holders of the Notes may disagree or that may be contrary to the interests of holders of the Notes, even after a default under the Notes. To the extent Collateral is released from the lien securing the obligations under the Credit Agreement in connection with foreclosure or enforcement action, even if a default under the Notes exists, liens securing the Notes will also be released. If the liens on any Collateral securing the obligations under the Credit Agreement are released, the liens on such Collateral securing the obligations under the Notes will also be released to the extent that the liens on such Collateral securing all other Equally and Ratably Secured Indebtedness will also be released. In addition, the Intercreditor Agreement generally provides that the Applicable Authorized Representative may change, waive, modify or vary the security documents governing such liens without the consent of the holders of the Notes (except under certain limited circumstances) and that the security documents governing the liens securing the Notes will be automatically changed, waived and modified in the same manner (subject to certain limitations and exceptions).
Rights of the holders of the Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.
Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The Trustee or the collateral agent may not monitor, or we may not inform the Trustee or the collateral agent of, the future acquisitions of property and rights that constitute Collateral, and necessary action may not be taken to properly perfect the security interest in such after acquired Collateral. The collateral agent for the Notes has no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest in favor of the Notes against third parties. In addition, as described further herein, even if the liens on Collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “— Any future pledge of Collateral provided after the Notes are issued might be avoided by a trustee in bankruptcy.”
The ability of the collateral agent to realize upon the capital stock securing the Notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.
Under Rule 3-16 of Regulation S-X, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock of any subsidiary pledged as part of the Collateral is greater than or equal to 20% of the aggregate principal amount of any class of debt securities then outstanding that are then registered or being registered, such subsidiary would be required to provide separate financial statements to the SEC. As a result, the indenture and the related security documents provide that to the extent that separate financial statements of any of our subsidiaries would be required by the rules of the SEC due to the fact that such subsidiary’s capital stock secures the Notes of a series (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including each series of the Existing TWC Notes and each series of Existing Secured Notes), the pledge of such capital stock constituting Collateral securing the Notes and the Equally and Ratably Secured Indebtedness will automatically be limited such that the value of the portion of such capital stock that the holders of the Notes may realize upon will, in the aggregate, at no time equal or exceed 20% of the aggregate principal amount of any then outstanding class of debt securities registered with the SEC (with each series of the Notes, each series of Existing TWC Notes and each series of Existing Secured Notes each constituting a separate class for such purpose). See “Description of Notes — Collateral — Excluded Property.” As a result, holders of the Notes could lose the benefit of a portion or all of the security interest securing the Notes in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for the collateral agent to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.
Certain assets are excluded from the Collateral securing the Notes.
Certain assets are excluded from the Collateral, as described under “Description of Notes — Collateral — Excluded Property.” In addition, no assets of any of our non-guarantor subsidiaries (including any capital stock owned by any such subsidiary) will constitute Collateral. Furthermore, applicable law requires that a security interest in tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the Collateral may not be perfected if the collateral agent for the Notes does not or is not able to take the actions necessary to perfect any of these liens.
It may be difficult to realize the value of the FCC license rights pledged to secure the Notes.
The Issuers’ and the Subsidiary Guarantors’ cable and telecommunication license rights constitute part of the Collateral that will initially secure the Notes and the related Note Guarantees. The ability of the collateral agent to foreclose on such Collateral on behalf of the holders of the Notes may be subject to prior approval by the FCC and other governmental authorities. In particular, the collateral agent will not be legally permitted to exercise any rights with respect to the FCC license rights upon the occurrence of an event of default if such action would constitute or result in any assignment of any FCC license or any other form of change of control (whether as a matter of law or fact) of the entity holding any FCC license lease unless any necessary prior approval of the FCC is obtained. There can be no assurance that any such required approval can be obtained on a timely basis or at all. This requirement may limit the number of potential bidders for the FCC license rights in any foreclosure and may delay sale, either of which events may have a material adverse effect on the sale price of the FCC license rights. Therefore, the practical value of realizing on the FCC license rights may, without the appropriate consents, prior approval of the FCC and related filings, be limited.
The Collateral is subject to casualty risks.
Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the pledged Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the Notes.
We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the Note Guarantees.
The security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the Notes and the Note Guarantees. For example, so long as no default or event of default under the indenture governing the Notes would result therefrom, we may, among other things, without any release or consent by the trustee, conduct ordinary course activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making ordinary course cash payments (including repayments of indebtedness).
There are circumstances other than repayment or discharge of the Notes under which the Collateral securing the Notes will be released automatically, without your consent or the consent of the trustee or the collateral agent. Under various circumstances, Collateral securing the Notes will be released automatically, including:
•
a sale, transfer or other disposal of such Collateral in a transaction not prohibited under the indenture;

•
with respect to Collateral held by a Note Guarantor, upon the release of such Note Guarantor from its Note Guarantee;

•
with respect to Collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture;

•
with respect to the Collateral upon any release in connection with a foreclosure or exercise of remedies with respect to that Collateral directed by the lenders under the Credit Agreement or holders of other first lien obligations during any period that such representatives control actions with respect to the Collateral pursuant to the Intercreditor Agreement; and

•
in whole, upon a Collateral Release Event (as defined in the “Description of Notes”). See “Description of Notes — Collateral — Release.”

Security interests over certain Collateral may not be in place by the issue date of the Notes or may not be perfected by the issue date of the Notes. Creation or perfection of such security interests after the issue date of the Notes increases the risk that the liens granted by those security interests could be avoided.
Certain security interests in favor of the collateral agent, including mortgages on certain of our real properties, may not be in place or perfected as of the issue date of the Notes. To the extent any liens on or security interest in the Collateral securing the Notes are not perfected on or prior to such date, we will use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the indenture and the related security documents, within a period of time provided for in the indenture governing the Notes and/or the related security documents. To the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the date on which the Notes are issued, that security interest would remain at risk of being voided as a preferential transfer by the pledgor, as debtor-in-possession, or by its trustee in bankruptcy if we or any Note Guarantor were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period). See “— Any future pledge of Collateral or Note Guarantee provided after the Notes are issued might be avoided by a trustee in bankruptcy.”
The imposition of certain permitted liens could materially adversely affect the value of the Collateral.
The Collateral securing the Notes may also be subject to liens permitted under the terms of the indenture governing the Notes, whether arising on or after the date the Notes are issued. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the Notes as well as the ability of the collateral agent to realize or foreclose on such Collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become “excluded property,” which will not secure the Notes or the Note Guarantees. See “Description of Notes — Collateral — Excluded Property” for the definition of “excluded property.”
Each Note Guarantee will be subject to certain limitations on enforcement and may be limited by applicable laws or subject to certain defenses that may limit its validity and enforceability.
Each Note Guarantor will guarantee the payment of the Notes. Each Note Guarantee will provide the relevant holders of the Notes with a direct claim against the relevant Note Guarantor. However, the indenture governing the Notes provides that each Note Guarantee will be limited to the maximum amount that can be guaranteed by the relevant Note Guarantor without rendering the relevant Note Guarantee, as it relates to that Note Guarantor, voidable or otherwise ineffective or limited under applicable law, and enforcement of each Note Guarantee would be subject to certain generally available defenses.
Enforcement of any of the Note Guarantees against any Note Guarantor will be subject to certain defenses available to Note Guarantors in the relevant jurisdiction. These laws and defenses generally include those that relate to corporate purpose or benefit, fraudulent conveyance or transfer, voidable preference, insolvency or bankruptcy challenges, financial assistance, preservation of share capital, thin capitalization, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Note Guarantor may have no liability or decreased liability under its Note Guarantee depending on the amounts of its other obligations and applicable law.
Limitations on the enforceability of judgments obtained in New York courts in such jurisdictions could also limit the enforceability of any Note Guarantee against any Note Guarantor.
In general, under bankruptcy or insolvency law and other laws, a court could (i) avoid or invalidate all or a portion of a Note Guarantor’s obligations under its Note Guarantee and/or the related security interest, (ii) direct that the holders of the Notes return any amounts paid under a Note Guarantee to the relevant Note Guarantor or to a fund for the benefit of such Note Guarantor’s creditors or (iii) take other action that is detrimental to you, typically if the court found that:
•
the relevant Note Guarantee and related security interest was incurred with actual intent to give preference to one creditor over another, hinder, delay or defraud creditors or shareholders of the Note Guarantor or, in certain jurisdictions, when the granting of the Note Guarantee or related security interest has the effect of giving a creditor a preference or when the recipient was aware that the Note Guarantor was insolvent when it granted the relevant Note Guarantee and related security interest;

•
the Note Guarantor did not receive fair consideration or reasonably equivalent value or corporate benefit for the relevant Note Guarantee and related security interest and the Note Guarantor was:

1.
insolvent or rendered insolvent because of the relevant Note Guarantee or related security interest;

2.
undercapitalized or became undercapitalized because of the relevant Note Guarantee; or

3.
intended to incur, or believed that it would incur, indebtedness beyond its ability to pay at maturity;

•
the relevant Note Guarantee was held to exceed the corporate objects of the Note Guarantor or not to be in the best interests or for the corporate benefit of the Note Guarantor; or

•
the amount paid or payable under the relevant Note Guarantee was in excess of the maximum amount permitted under applicable law.

These or similar laws may also apply to any future guarantee and related security interests granted by any of our subsidiaries pursuant to the indenture (which may also potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances; see “— Any future pledge of Collateral or Note Guarantee provided after the Notes are issued might be avoided by a trustee in bankruptcy”).
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. A court would likely find that a Note Guarantor did not receive reasonably equivalent value or fair consideration for its Note Guarantee or the related security interest, if such Note Guarantor did not substantially benefit directly or indirectly from the issuance of the Notes.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred, such that we cannot assure you which standard a court would apply in determining whether a Note Guarantor was “insolvent” at the relevant time or that, regardless of method of valuation, a court would not determine that a Note Guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a Note Guarantor was insolvent on the date its Note Guarantee or related security interest was issued, that payments to holders of the Notes constituted preferences, fraudulent transfers or conveyances on other grounds.

The liability of each Note Guarantor under its Note Guarantee will be limited to the amount that will result in such Note Guarantee not constituting a preference, fraudulent conveyance or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each Note Guarantor. Moreover, in a Florida bankruptcy case, which was reversed by a district court on other grounds and then reinstated by the applicable circuit court of appeals, this kind of provision was found to be ineffective to protect the guarantees. There is a possibility that the entire Note Guarantee may be set aside, in which case the entire liability may be extinguished.
If a court decided that a Note Guarantee (or the related security interest) was a preference, fraudulent transfer or conveyance and voided such Note Guarantee, or held it unenforceable for any other reason, you may cease to have any claim in respect of the relevant Note Guarantor and/or the benefit of the corresponding underlying Collateral, and would be a creditor solely of the Issuers and, if applicable, of any other Note Guarantor under the relevant Note Guarantee which has not been declared void. In the event that any Note Guarantee of a Subsidiary Guarantor is invalid or unenforceable, in whole or in part, or to the extent the agreed limitation of the Note Guarantee obligations apply, the Notes would be effectively subordinated to all liabilities of the applicable Subsidiary Guarantor, and if we cannot satisfy our obligations under the Notes or any Note Guarantee is found to be a preference, fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the Notes.
Any future pledge of Collateral or Note Guarantee provided after the Notes are issued might be avoided by a trustee in bankruptcy.
The indenture and the related security documents will require us to grant liens on certain assets that we or any Note Guarantor acquires after the issue date. Any future guarantee or additional lien in favor of the collateral agent for the benefit of the holders of the Notes might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the Notes to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. Thus, in any bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if we or any Note Guarantor were to file for bankruptcy protection after the issue date of the outstanding Notes and any liens granted with respect to the Notes or the Note Guarantees had been perfected less than 90 days before the commencement of such bankruptcy proceeding, the liens securing the Notes or the Note Guarantees may be particularly subject to challenge as a result of having been delivered after the issue date (even if any liens granted on the issue date of the Notes were not subject to any such challenge). To the extent that such challenge succeeded, the holders of the Notes would lose the benefit of the security that the Collateral was intended to provide.
Rights of the holders of the Notes in the Collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest in any bankruptcy proceeding.
The right of the collateral agent for the Notes to foreclose upon, repossess and dispose of the Collateral securing the Notes and the Note Guarantees upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, a secured creditor, such as the collateral agent for the Notes, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether any payments under the Notes could be made following commencement of or during a bankruptcy case or the length of any potential delay in making any such payments post-petition, whether or when the collateral agent could foreclose upon, repossess or dispose of the Collateral, or whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.”
Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, expenses and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement to receive other “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the Notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the Notes.
The Intercreditor Agreement also contains provisions restricting the holders of the Notes from filing certain objections in any future bankruptcy to, among other things, a proposed debtor-in-possession financing that satisfied various terms and conditions.
CCO and CCO Holdings are holding companies and will depend on subsidiaries, including non-guarantor subsidiaries, to satisfy their respective obligations under the Notes and CCO Holdings’ Note Guarantee.
As holding companies, CCO Holdings and CCO conduct substantially all of their operations through their direct and indirect subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the obligations of CCO under the Notes and of CCO Holdings under its Note Guarantee is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable CCO and CCO Holdings to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit the ability of CCO and CCO Holdings to obtain cash from our subsidiaries. While the indentures governing certain of our existing notes limit the ability of our subsidiaries to restrict their ability to pay dividends or make other intercompany payments, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event CCO or CCO Holdings does not receive distributions from our subsidiaries, CCO may be unable to make required payments under the Notes and CCO Holdings may be unable to make required payments under its Note Guarantee.
Changes in our credit rating could adversely affect the market price or liquidity of the Notes.
Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the Notes, the Existing Secured Notes, the Existing Unsecured Notes or the Existing TWC Notes. A negative change in our ratings could have an adverse effect on the price of the Notes, the Existing Secured Notes, the Existing Unsecured Notes or the Existing TWC Notes.

There is currently no public market for the Notes offered hereby, and an active trading market for the Notes offered hereby may not develop. The failure of a market to develop for the Notes offered hereby could adversely affect the liquidity and value of the Notes offered hereby.
Prior to this offering, there was no existing market for any series of the Notes offered hereby. We do not intend to apply for listing of any series of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. A market may not develop for the Notes, and if a market does develop, it may not be sufficiently liquid for your purposes. If an active, liquid market does not develop for the Notes of a series, the market price and liquidity of the Notes of such series may be adversely affected. If the Notes of a series are traded after their initial issuance, they may trade at a discount from their initial offering price.
The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. The market for the Notes may be subject to disruptions that could have a negative effect on the holders of the Notes, regardless of our operating results, financial performance or prospects.
Risks Related to the Cox Transactions
The unaudited pro forma condensed combined financial statements and prospective financial information incorporated by reference in this prospectus supplement are presented for illustrative purposes only and do not represent the actual financial position or results of operations of Charter following the transactions.
The unaudited pro forma condensed combined financial statements and prospective financial information incorporated by reference in this prospectus supplement are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and do not represent the actual financial position or results of operations of Charter and Cox Communications prior to the transactions or that of the combined company for several reasons. The actual financial positions and results of operations of Charter and Cox Communications prior to the transactions and that of Charter following the transactions may not be consistent with, or evident from, the unaudited pro forma combined financial statements and prospective financial information incorporated by reference in this prospectus supplement. In addition, the estimates and assumptions used in preparing the unaudited pro forma financial statements and prospective financial information incorporated by reference in this prospectus supplement may not be realized and may be affected by other factors. Any significant changes in the share price of Charter may cause a significant change in the pro forma financial statements.
Charter may not realize anticipated cost synergies and growth opportunities.
Charter expects to realize cost synergies, growth opportunities and other financial and operating benefits as a result of the Cox Transactions. The combined company’s success in realizing these cost synergies, growth opportunities and other financial and operating benefits, and the timing of this realization, depends on the successful integration of the business operations obtained in the Cox Transactions. Even if Charter is able to integrate Cox Communications’ business operations successfully, it is not possible to predict with certainty if or when these cost synergies, growth opportunities and benefits will occur, or the extent to which they actually will be achieved. For example, the benefits from the transactions may be offset by costs incurred in integrating the new business operations or in obtaining or attempting to obtain regulatory approvals for the transactions, or increased operating costs that may be experienced as a result of the transactions. Realization of any benefits and cost synergies could be affected by the factors described in other risk factors and a number of factors beyond Charter’s control, including, without limitation, general economic conditions, increased operating costs, the response of competitors and vendors and regulatory developments.

USE OF PROCEEDS
We intend to use the net proceeds from this offering (i) to pay the cash consideration for the Cox Transactions and (ii) for general corporate purposes, including to repay certain indebtedness and to pay related fees and expenses.
The closing of the Cox Transactions is subject to a number of closing conditions, including, without limitation, receipt of regulatory approvals and other customary closing conditions. We can make no assurances that the Cox Transactions will be consummated on the terms or timeline currently contemplated, or at all. This offering is not conditioned on the closing of the Cox Transactions and the closing of the Cox Transactions is not conditioned on the consummation of this offering.

CAPITALIZATION
The following table sets forth, as of June 30, 2026, for CCO Holdings and its subsidiaries on a consolidated basis:
•
cash and cash equivalents;

•
the actual (historical) capitalization of CCO Holdings; and

•
the capitalization of CCO Holdings on a pro forma basis to give effect to the issuance of and sale of the Notes offered hereby.

The following information should be read in conjunction with the historical consolidated financial statements and related notes included in the SEC Reports incorporated by reference herein. See also “Description of Certain Indebtedness.”
The financial data is not intended to provide any indication of what our actual financial position, including actual cash balances and revolver borrowings, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.
($ in millions)	Accreted Value Historical(a)	Principal Amount Historical	Principal Amount Pro Forma(c)
Cash and cash equivalents	$285	$285	$4,998
Debt (including current portion):
Time Warner Cable, LLC:
5.750% sterling senior notes due 2031 (£625 million principal)(b)	858	829	829
6.550% senior debentures due 2037	1,627	1,500	1,500
7.300% senior debentures due 2038	1,707	1,500	1,500
6.750% senior debentures due 2039	1,665	1,500	1,500
5.875% senior debentures due 2040	1,244	1,200	1,200
5.500% senior debentures due 2041	1,256	1,250	1,250
5.250% sterling senior notes due 2042 (£650 million principal)(b)	837	862	862
4.500% senior debentures due 2042	1,162	1,250	1,250
Time Warner Cable Enterprises LLC:
8.375% senior debentures due 2033	1,173	1,000	1,000
Time Warner Cable debt	11,529	10,891	10,891
Charter Communications Operating, LLC:
Credit facilities	12,410	12,453	12,453
3.750% senior secured notes due 2028	997	1,000	1,000
4.200% senior secured notes due 2028	1,248	1,250	1,250
2.250% senior secured notes due 2029	1,246	1,250	1,250
5.050% senior secured notes due 2029	1,247	1,250	1,250
6.100% senior secured notes due 2029	1,493	1,500	1,500
2.800% senior secured notes due 2031	1,581	1,590	1,590
2.300% senior secured notes due 2032	995	1,000	1,000
6.050% senior secured notes due 2032	—	—	1,750
4.400% senior secured notes due 2033	993	1,000	1,000
6.650% senior secured notes due 2034	894	900	900
6.600% senior secured notes due 2034	—	—	1,000

($ in millions)	Accreted Value Historical(a)	Principal Amount Historical	Principal Amount Pro Forma(c)
6.550% senior secured notes due 2034	1,487	1,500	1,500
6.384% senior secured notes due 2035	1,988	2,000	2,000
5.850% senior secured notes due 2035	1,240	1,250	1,250
6.950% senior secured notes due 2036	—	—	1,000
5.375% senior secured notes due 2038	789	800	800
3.500% senior secured notes due 2041	1,465	1,479	1,479
3.500% senior secured notes due 2042	1,222	1,236	1,236
6.484% senior secured notes due 2045	3,471	3,500	3,500
5.375% senior secured notes due 2047	2,270	2,265	2,265
5.750% senior secured notes due 2048	2,378	2,430	2,430
5.125% senior secured notes due 2049	1,235	1,244	1,244
4.800% senior secured notes due 2050	2,471	2,473	2,473
3.700% senior secured notes due 2051	2,032	2,050	2,050
3.900% senior secured notes due 2052	2,328	2,400	2,400
5.250% senior secured notes due 2053	1,480	1,500	1,500
6.834% senior secured notes due 2055	496	500	500
6.700% senior secured notes due 2055	743	750	750
7.850% senior secured notes due 2056	—	—	1,000
3.850% senior secured notes due 2061	1,812	1,850	1,850
4.400% senior secured notes due 2061	1,390	1,400	1,400
3.950% senior secured notes due 2062	1,380	1,400	1,400
5.500% senior secured notes due 2063	986	1,000	1,000
CCO consolidated debt	67,296	67,111	71,861
CCO Holdings, LLC:
5.125% senior notes due 2027	999	1,000	1,000
5.000% senior notes due 2028	2,493	2,500	2,500
5.375% senior notes due 2029	1,500	1,500	1,500
6.375% senior notes due 2029	1,493	1,500	1,500
4.750% senior notes due 2030	3,046	3,050	3,050
4.500% senior notes due 2030	2,750	2,750	2,750
4.250% senior notes due 2031	2,976	2,975	2,975
7.375% senior notes due 2031	1,092	1,100	1,100
4.750% senior notes due 2032	1,186	1,194	1,194
4.500% senior notes due 2032	2,762	2,747	2,747
7.000% senior notes due 2033	1,734	1,750	1,750
4.500% senior notes due 2033	1,555	1,567	1,567
4.250% senior notes due 2034	1,839	1,851	1,851
7.375% senior notes due 2036	1,238	1,250	1,250
CCO Holdings consolidated debt	93,959	93,845	98,595

($ in millions)	Accreted Value Historical(a)	Principal Amount Historical	Principal Amount Pro Forma(c)
Member’s equity:
Total CCO Holdings member’s equity	42,580	42,580	42,580
Noncontrolling interest	25	25	25
Total member’s equity	42,605	42,605	42,605
Total Capitalization	$136,564	$136,450	$141,200

(a)
The accreted values presented in the table above represent the principal amount of the debt adjusted for original issue discount or premium at the time of sale, deferred financing costs, and, in regards to debt assumed in acquisitions, fair value premium adjustments as a result of applying acquisition accounting plus the accretion of those amounts to the balance sheet date. However, the amount that is currently payable if the debt becomes immediately due is equal to the principal amount of the debt. In regards to the sterling senior notes, the principal amount of the debt and any premium or discount is remeasured into US dollars as of each balance sheet date. We have availability under our credit facilities of approximately $3.7 billion as of June 30, 2026.

(b)
Principal amount for TWC’s 5.750% notes due 2031 is calculated based on £625 million aggregate principal amount outstanding, remeasured at $829 million as of June 30, 2026 using the exchange rate at such date. Principal amount for TWC’s 5.250% notes due 2042 is calculated based on £650 million aggregate principal amount outstanding, remeasured at $862 million as of June 30, 2026 using the exchange rate at such date.

(c)
The Principal Amount Pro Forma column does not give effect to the Exchange Offers, including the retirement of any Old Notes, the issuance of any New Private Placement Notes or the use of any cash in connection therewith. See “Summary — Recent Developments” and our documents incorporated by reference herein for a further description of the Exchange Offers.

SELECTED CONSOLIDATED FINANCIAL DATA
The following table presents selected financial and other data for CCO Holdings and its consolidated subsidiaries and has been derived from (1) the audited consolidated financial statements of CCO Holdings and its subsidiaries for each of the years in the three-year period ended December 31, 2025, audited by KPMG LLP and incorporated by reference in this prospectus supplement, (2) the audited consolidated financial statements of CCO Holdings and its subsidiaries for the years ended December 31, 2022 and 2021, which are not incorporated by reference herein and (3) the unaudited consolidated financial statements of CCO Holdings and its subsidiaries as of and for the three and six months ended June 30, 2026 and 2025, which are incorporated by reference herein. The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report as well as the historical consolidated financial statements and related notes incorporated by reference in this prospectus supplement.
	Year Ended December 31,					Six months ended June 30,
	2021	2022	2023	2024	2025	2025	2026
	($ in millions)
(i) Statement of Operations Data:
Revenues	51,674	54,020	54,607	55,085	54,774	27,501	27,123
Income from operations	10,481	11,882	12,377	13,065	12,825	6,476	6,246
Interest expense, net	4,023	4,533	5,154	5,192	5,004	2,485	2,515
Income before income taxes	6,354	7,354	6,718	7,481	7,461	3,792	3,810
Net income attributable to CCO Holdings member	6,311	7,305	6,697	7,406	7,440	3,767	3,779
Balance Sheet Data (end of period):
Total investment in cable properties, net	134,295	134,845	137,468	140,195	143,220	141,178	144,533
Total assets	140,711	142,767	145,480	148,371	151,982	149,816	153,439
Total debt	91,561	97,603	97,777	93,933	94,756	94,412	93,959
Total member’s equity	36,227	31,893	34,190	39,261	40,707	40,110	42,605

DESCRIPTION OF CERTAIN INDEBTEDNESS
Total debt consists of the following as of June 30, 2026:
	June 30, 2026
	Principal Amount	Accreted Value(a)
	($ in millions)
CCO Holdings, LLC:
5.125% senior notes due May 1, 2027	$1,000	$999
5.000% senior notes due February 1, 2028	2,500	2,493
5.375% senior notes due June 1, 2029	1,500	1,500
6.375% senior notes due September 1, 2029	1,500	1,493
4.750% senior notes due March 1, 2030	3,050	3,046
4.500% senior notes due August 15, 2030	2,750	2,750
4.250% senior notes due February 1, 2031	2,975	2,976
7.375% senior notes due March 1, 2031	1,100	1,092
4.750% senior notes due February 1, 2032	1,194	1,186
4.500% senior notes due May 1, 2032	2,747	2,762
7.000% senior notes due February 1, 2033	1,750	1,734
4.500% senior notes due June 1, 2033	1,567	1,555
4.250% senior notes due January 15, 2034	1,851	1,839
7.375% senior notes due February 1, 2036	1,250	1,238
Charter Communications Operating, LLC:
3.750% senior notes due February 15, 2028	1,000	997
4.200% senior notes due March 15, 2028	1,250	1,248
2.250% senior notes due January 15, 2029	1,250	1,246
5.050% senior notes due March 30, 2029	1,250	1,247
6.100% senior notes due June 1, 2029	1,500	1,493
2.800% senior notes due April 1, 2031	1,590	1,581
2.300% senior notes due February 1, 2032	1,000	995
4.400% senior notes due April 1, 2033	1,000	993
6.650% senior notes due February 1, 2034	900	894
6.550% senior notes due June 1, 2034	1,500	1,487
6.384% senior notes due October 23, 2035	2,000	1,988
5.850% senior notes due December 1, 2035	1,250	1,240
5.375% senior notes due April 1, 2038	800	789
3.500% senior notes due June 1, 2041	1,479	1,465
3.500% senior notes due March 1, 2042	1,236	1,222
6.484% senior notes due October 23, 2045	3,500	3,471
5.375% senior notes due May 1, 2047	2,265	2,270
5.750% senior notes due April 1, 2048	2,430	2,378
5.125% senior notes due July 1, 2049	1,244	1,235
4.800% senior notes due March 1, 2050	2,473	2,471
3.700% senior notes due April 1, 2051	2,050	2,032
3.900% senior notes due June 1, 2052	2,400	2,328

	June 30, 2026
	Principal Amount	Accreted Value(a)
	($ in millions)
5.250% senior notes due April 1, 2053	1,500	1,480
6.834% senior notes due October 23, 2055	500	496
6.700% senior notes due December 1, 2055	750	743
3.850% senior notes due April 1, 2061	1,850	1,812
4.400% senior notes due December 1, 2061	1,400	1,390
3.950% senior notes due June 30, 2062	1,400	1,380
5.500% senior notes due April 1, 2063	1,000	986
Credit facilities	12,453	12,410
Time Warner Cable, LLC:
5.750% sterling senior notes due June 2, 2031(b)	829	858
6.550% senior debentures due May 1, 2037	1,500	1,627
7.300% senior debentures due July 1, 2038	1,500	1,707
6.750% senior debentures due June 15, 2039	1,500	1,665
5.875% senior debentures due November 15, 2040	1,200	1,244
5.500% senior debentures due September 1, 2041	1,250	1,256
5.250% sterling senior notes due July 15, 2042(c)	862	837
4.500% senior debentures due September 15, 2042	1,250	1,162
Time Warner Cable Enterprises LLC:
8.375% senior debentures due July 15, 2033	1,000	1,173
Total debt	$93,845	$93,959

(a)
The accreted values presented in the table above represent the principal amount of the debt adjusted for original issue discount or premium at the time of sale, deferred financing costs, and, in regards to debt assumed in acquisitions, fair value premium adjustments as a result of applying acquisition accounting plus the accretion of those amounts to the balance sheet date. However, the amount that is currently payable if the debt becomes immediately due is equal to the principal amount of the debt. In regards to the sterling notes, the principal amount of the debt and any premium or discount is remeasured into US dollars as of each balance sheet date. We have availability under our credit facilities of approximately $3.7 billion as of June 30, 2026.

(b)
Principal amount for TWC’s 5.750% notes due 2031 is calculated based on £625 million aggregate principal amount outstanding, remeasured at $829 million as of June 30, 2026 using the exchange rate at such date.

(c)
Principal amount for TWC’s 5.250% notes due 2042 is calculated based on £650 million aggregate principal amount outstanding, remeasured at $862 million as of June 30, 2026 using the exchange rate at such date.

CCO Holdings Notes
The CCO Holdings’ notes are senior debt obligations of CCO Holdings and CCO Holdings Capital and rank equally with all other current and future unsecured, unsubordinated obligations of CCO Holdings and CCO Holdings Capital. They are structurally subordinated to all obligations of subsidiaries of CCO Holdings.
CCO Holdings may redeem some or all of the CCO Holdings notes at any time at a premium. The optional redemption price declines to 100% of the respective series principal amount, plus accrued and unpaid interest, if any, on or after varying dates in 2026 through 2036.

In addition, at any time prior to varying dates in 2026 through 2029, CCO Holdings may redeem up to 40% of the aggregate principal amount of certain notes at a premium plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings; provided that certain conditions are met. In the event of specified change of control events, CCO Holdings must offer to purchase the Existing Unsecured Notes from the holders at a purchase price equal to 101% of the total principal amount of the notes, plus any accrued and unpaid interest.
The indentures governing the CCO Holdings’ notes contain certain covenants that restrict the ability of CCO Holdings, CCO Holdings Capital and all of their restricted subsidiaries to:
•
incur additional debt;

•
pay dividends on equity or repurchase equity;

•
make investments;

•
sell all or substantially all of their assets or merge with or into other companies;

•
sell assets;

•
in the case of restricted subsidiaries, create or permit to exist dividend or payment restrictions with respect to CCO Holdings, guarantee their parent companies’ debt, or issue specified equity interests;

•
engage in certain transactions with affiliates; and

•
grant liens (with respect to only CCO Holdings).

The above limitations in certain circumstances regarding incurrence of debt, payment of dividends and making investments contained in the indentures of CCO Holdings permit CCO Holdings and its restricted subsidiaries to perform the above, so long as, after giving pro forma effect to the above, the leverage ratio would be below a specified level for CCO Holdings. The maximum total leverage ratio under the indentures is 6.0 to 1.0. The leverage ratio was 4.1 to 1.0 as of June 30, 2026.
CCO Notes
The Existing Secured Notes are guaranteed by CCO Holdings and substantially all of the subsidiaries of CCO. In addition, the Existing Secured Notes are secured by a perfected first priority security interest in substantially all of the assets of CCO and substantially all of its subsidiaries to the extent such liens can be perfected under the Uniform Commercial Code by the filing of a financing statement and the liens rank equally with the liens on the collateral securing obligations under the CCO credit facilities. CCO may redeem some or all of the Existing Secured Notes, prior to their respective par call dates, at any time at a premium.
The CCO notes are subject to the terms and conditions of the indenture governing the CCO notes. The CCO notes indentures contain customary representations and warranties and affirmative covenants with customary negative covenants, including restrictions on the ability of CCO or any of its material subsidiaries to incur liens securing indebtedness for borrowed money and on the ability of CCO to consolidate, merge or convey or transfer substantially all of their assets. The CCO indentures also contain customary events of default.
CCO Credit Facilities
The CCO credit facilities have an outstanding principal amount of approximately $12.5 billion as of June 30, 2026 as follows:
•
Term A-6 Loan with a remaining principal amount of approximately $400 million, which is repayable in quarterly installments and aggregating $25 million in each loan year, with the remaining balance due at final maturity on August 31, 2028. Pricing on Term A-6 Loan is SOFR plus 1.50%;

•
Term A-7 Loan with a remaining principal amount of approximately $4.2 billion, which is repayable in quarterly installments and aggregating $227 million in each loan year, with the remaining balance due at final maturity on March 15, 2030. Pricing on Term A-7 Loan is SOFR plus 1.25%;

•
Term B-3 Loan with a remaining principal amount of approximately $726 million, which is repayable in equal quarterly installments and aggregating $8 million in each loan year, with the remaining balance due at final maturity on March 31, 2030. Pricing on Term B-3 Loan is SOFR plus 2.25%;

•
Term B-4 Loan with a remaining principal amount of approximately $2.0 billion, which is repayable in equal quarterly installments and aggregating $20 million in each loan year, with the remaining balance due at final maturity on December 7, 2030. Pricing on Term B-4 Loan is SOFR plus 2.00%;

•
Term B-5 Loan with a remaining principal amount of approximately $2.5 billion, which is repayable in equal quarterly installments and aggregating $25 million in each loan year, with the remaining balance due at final maturity on December 15, 2031. Pricing on Term B-5 Loan is SOFR plus 2.25%;

•
a Revolving Loan B allowing for borrowings of up to approximately $960 million maturing on August 31, 2027; and

•
a Revolving Loan C with an outstanding balance of $2.7 billion and allowing for borrowings of up to $5.5 billion maturing on March 15, 2030.

Pricing on the revolving loans is SOFR plus 1.25% with a commitment fee based on Charter’s corporate family rating and not to exceed 0.20%. As of June 30, 2026, $26 million of the revolving loans were utilized to collateralize a like principal amount of letters of credit out of $347 million of letters of credit issued on CCO’s behalf. Amounts outstanding under the CCO credit facilities bear interest, at CCO’s election, at a base rate, SOFR, as defined, plus an applicable margin. SOFR was 3.7% as of June 30, 2026.
The CCO credit facilities also allow us to enter into incremental term loans in the future, with amortization as set forth in the notices establishing such term loans. Although the CCO credit facilities allow for the incurrence of a certain amount of incremental term loans subject to pro forma compliance with its financial maintenance covenants, no assurance can be given that we could obtain additional incremental term loans in the future if CCO sought to do so or what amount of incremental term loans would be allowable at any given time under the terms of the CCO credit facilities.
The obligations of CCO under the CCO credit facilities are guaranteed by CCO Holdings and substantially all of the subsidiaries of CCO. The obligations are also secured by (i) a lien on substantially all of the assets of CCO and substantially all of its subsidiaries, to the extent such lien can be perfected under the Uniform Commercial Code by the filing of a financing statement, and (ii) a pledge of the equity interests directly or indirectly owned by CCO in substantially all of its subsidiaries, as well as intercompany obligations owing to it and the guarantor subsidiaries by any of their affiliates.
At June 30, 2026, CCO had a consolidated leverage ratio of approximately 2.9 to 1.0 and a consolidated first lien leverage ratio of 2.9 to 1.0. Both ratios are in compliance with the ratios required by the CCO credit facilities of 5.0 to 1.0 consolidated leverage ratio and 4.0 to 1.0 consolidated first lien leverage ratio. A failure by CCO to maintain the financial covenants would result in an event of default under the CCO credit facilities and the debt of CCO Holdings.
Restrictive Covenants
The CCO credit facilities contain representations and warranties, and customary affirmative and negative covenants, including restrictions on the ability of CCO or any of its subsidiaries to incur liens securing indebtedness for borrowed money and on the ability of CCO to consolidate, merge or convey or transfer substantially all of its assets. The financial covenants measure performance against standards set for leverage to be tested as of the end of each quarter. The CCO credit facilities also contain customary events of default and the right to cure with respect to any defaults or events of default.
TWC Senior Notes and Debentures
The TWC senior notes and debentures are guaranteed by CCO Holdings, CCO and substantially all of the subsidiaries of CCO (other than TWC) and rank equally with the liens on the collateral securing obligations under the CCO notes and credit facilities. Interest on each series of TWC senior notes and debentures is payable semi-annually (with the exception of the sterling notes, which is payable annually) in arrears.

The TWC indentures contain customary covenants relating to restrictions on the ability of TWC or any of its material subsidiaries to incur liens securing indebtedness for borrowed money and on the ability of TWC and TWCE to consolidate, merge or convey or transfer substantially all of their assets. The TWC indentures also contain customary events of default.
The TWC senior notes and debentures may be redeemed in whole or in part at any time at TWC’s option at a redemption price equal to the greater of (i) all of the applicable principal amount being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the applicable TWC senior notes and debentures discounted to the redemption date on a semi-annual basis (with the exception of the sterling notes, which are on an annual basis), at a comparable government bond rate plus a designated number of basis points as further described in the TWC indenture and the applicable note or debenture, plus, in each case, accrued but unpaid interest to, but not including, the redemption date.
We may offer to redeem all, but not less than all, of the sterling notes in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest on the sterling notes to, but not including, the redemption date.
TWCE Senior Debentures
The TWCE senior debentures are guaranteed by CCO Holdings, CCO and substantially all of the subsidiaries of CCO (other than TWCE) and rank equally with the liens on the collateral securing obligations under the CCO notes and credit facilities. Interest on each series of TWCE senior debentures is payable semi-annually in arrears. The TWCE senior debentures are not redeemable before maturity.
The TWCE indenture contains customary covenants relating to restrictions on the ability of TWC, TWCE or any of its subsidiaries to incur liens securing indebtedness for borrowed money and on the ability of TWC and TWCE to consolidate, merge or convey or transfer substantially all of their assets. The TWCE indenture also contains customary events of default.

DESCRIPTION OF NOTES
This Description of Notes relates to the 6.050% senior secured notes due 2032 (the “2032 Notes”), the 6.600% senior secured notes due 2034 (the “2034 Notes”), the 6.950% senior secured notes due 2036 (the “2036 Notes”) and the 7.850% senior secured notes due 2056 (the “2056 Notes” and, together with the 2032 Notes, the 2034 Notes and the 2036 Notes, the “Notes”) to be issued by CCO and CCO Capital Corp. (the “Issuers” and, each, an “Issuer”). You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.”
The Notes will be issued pursuant to a base indenture, dated as of July 23, 2015, by and among the Issuers and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Base Indenture”), as supplemented by a supplemental indenture, to be dated as of August 18, 2026 by and among the Issuers, the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (together with the Base Indenture, the “Indenture”). The Indenture will permit the Issuers to issue other debt securities having terms different from those of the Notes.
The Notes and any such other debt securities issued as a “series” are each sometimes referred to as a separate “series” of Notes. The Issuers have previously issued and have outstanding as of the date hereof $43.8 billion aggregate principal amount of debt securities (the “Existing Secured Notes”) under the Base Indenture (as supplemented), which do not constitute the same “series” of debt securities as the Notes offered hereby. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the Indenture, the Security Documents (as defined below) and the Intercreditor Agreement (as defined below). It does not restate the Indenture, the Security Documents and the Intercreditor Agreement in their entirety. We urge you to read the Indenture, the Security Documents and the Intercreditor Agreement because they, and not this description, define your rights as Holders of the Notes. Copies of the forms of Indenture, Security Documents and Intercreditor Agreement are available as set forth under “— Additional Information.”
Brief Description of the Notes
The Notes offered hereby will be:
•
senior obligations of the Issuers;

•
pari passu in right of payment with all existing and future senior indebtedness of the Issuers (including obligations under the Credit Agreement, the Existing Secured Notes and the Issuers’ guarantees of the Existing TWC Notes);

•
secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Existing Secured Notes, the Issuers’ guarantees of the Existing TWC Notes and any other First Lien Obligations, subject to Permitted Liens;

•
effectively senior to all existing and future unsecured indebtedness of the Issuers and any future indebtedness of the Issuers secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Notes;

•
structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of the Issuers that does not guarantee the Notes; and

•
senior in right of payment to all existing and future subordinated obligations of the Issuers.

The Notes will be guaranteed by (i) all of the Issuers’ Subsidiaries that then issue or guarantee any Equally and Ratably Secured Indebtedness; and (ii) CCO Holdings, LLC.
The Note Guarantees will be:
•
senior obligations of the Note Guarantors;

•
pari passu in right of payment with all existing and future senior indebtedness of the Note Guarantors (including guarantees of obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes);

•
with respect to Subsidiary Guarantors, secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Existing Secured Notes, the Existing TWC Notes or guarantees thereof and any other First Lien Obligations, subject to Permitted Liens;

•
with respect to CCO Holdings, LLC, unsecured and effectively junior to any secured indebtedness of CCO Holdings, LLC to the extent of the value of the collateral securing such indebtedness;

•
with respect to the Subsidiary Guarantors, effectively senior to all existing and future unsecured indebtedness of the Subsidiary Guarantors and any future indebtedness of the Subsidiary Guarantors secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Note Guarantees of the Subsidiary Guarantors;

•
with respect to the Subsidiary Guarantors, structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of the Subsidiary Guarantors that does not guarantee the Notes; and

•
senior in right of payment to all existing and future subordinated obligations of the Note Guarantors.

Principal, Maturity and Interest
The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The 2032 Notes will mature on February 15, 2032, the 2034 Notes will mature on February 15, 2034, the 2036 Notes will mature on August 15, 2036 and the 2056 Notes will mature on August 15, 2056.
Interest on the 2032 Notes will accrue at the rate of 6.050% per annum from August 18, 2026. Interest on the 2032 Notes will be payable semi-annually in arrears on February 15 and August 15 to Holders of record on the immediately preceding February 1 and August 1, respectively, commencing on February 15, 2027. Interest on the 2032 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest on the 2034 Notes will accrue at the rate of 6.600% per annum from August 18, 2026. Interest on the 2034 Notes will be payable semi-annually in arrears on February 15 and August 15 to Holders of record on the immediately preceding February 1 and August 1, respectively, commencing on February 15, 2027. Interest on the 2034 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest on the 2036 Notes will accrue at the rate of 6.950% per annum from August 18, 2026. Interest on the 2036 Notes will be payable semi-annually in arrears on February 15 and August 15 to Holders of record on the immediately preceding February 1 and August 1, respectively, commencing on February 15, 2027. Interest on the 2036 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest on the 2056 Notes will accrue at the rate of 7.850% per annum from August 18, 2026. Interest on the 2056 Notes will be payable semi-annually in arrears on February 15 and August 15 to Holders of record on the immediately preceding February 1 and August 1, respectively, commencing on February 15, 2027. Interest on the 2056 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Issuers may issue an unlimited principal amount of additional Notes of any series under the Indenture. The Notes of a series issued on the Issue Date and any additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes of the Indenture. For purposes of this description, unless otherwise indicated, references to the Notes of a series include the Notes of such series issued on the Issue Date and any additional Notes of such series subsequently issued under the Indenture.
Optional Redemption
Prior to the applicable Par Call Date (as defined below), with respect to each series of the Notes, the Notes of such series will be redeemable, in whole or in part, at the Issuers’ option, at any time or from time to time, on at least 10 days’ but not more than 60 days’ prior mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) notice to each Holder of the Notes of such series to be redeemed, at a redemption price expressed as a percentage of principal amount equal to the greater of:
(a)   the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus (i) with respect to the 2032 Notes, 30 basis points, (ii) with respect to the 2034 Notes, 35 basis points, (iii) with respect to the 2036 Notes, 35 basis points and (iv) with respect to the 2056 Notes, 40 basis points less unpaid interest accrued to the date of redemption, and
(b)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date (subject to the rights of Holders of the Notes of such series on a record date to receive the related interest payment on the related interest payment date).
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H. 15”) under the caption “U.S. government securities — Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Par Call Date” means (i) with respect to the 2032 Notes, January 15, 2032, (ii) with respect to the 2034 Notes, December 15, 2033, (iii) with respect to the 2036 Notes, May 15, 2036 and (iv) with respect to the 2056 Notes, February 15, 2056.
On or after the applicable Par Call Date for the Notes of a series, the Issuers may redeem the Notes of such series, in whole or in part, at the Issuers’ option, on at least 10 days’ but not more than 60 days’ prior mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) notice to the registered holders thereof at a redemption price equal to 100% of the principal amount of such Notes of such series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date (subject to the rights of Holders of Notes of such series on a record date to receive the related interest payment on the related interest payment date). The Trustee shall have no responsibility for calculating the redemption price for any Note.
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes of a series or portions thereof called for redemption on the applicable redemption date. On or before the redemption date, the Issuers will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.
In the case of a partial redemption, selection of the notes for redemption will be made by the Trustee by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Any redemption or notice of any redemption may, at the Issuers’ discretion, be given prior to the completion of a transaction or event (including an Equity Offering, other offering, issuance of Indebtedness, a Change of Control or other transaction or event) and any redemption notice (including the amount of Notes redeemed and conditions precedent applicable to different amounts of Notes redeemed) may, in the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction or event. Any such redemption may be partial as a result of only some of the conditions being satisfied.
If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
Release of Guarantors
The Note Guarantee of a Subsidiary Guarantor also will be released:
(1)   at the time of a Collateral Release Event;
(2)   at such time as such Subsidiary Guarantor is either: (A) not an issuer or guarantor of any item of indebtedness (whether by repayment or otherwise) and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of indebtedness (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee);
(3)   upon the sale, disposition, exchange or transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all of the assets or (ii) any Equity Interests (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the terms of the Indenture; or
(4)   if the Issuers exercise their legal defeasance option or their covenant defeasance option as described under “— Defeasance” or if the obligations of the Issuers under the Indenture are discharged in accordance with the terms of the Indenture.
The Note Guarantee of CCO Holdings, LLC will be released if the Issuers exercise their legal defeasance option as described under “— Defeasance” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture.
Collateral
Assets Pledged as Collateral
The Notes will be secured by first-priority Liens, subject to Permitted Liens, in the assets of the Issuers and the Subsidiary Guarantors (other than Excluded Property), whether now owned or hereafter acquired, that secure the obligations under the Credit Agreement and any other First Lien Obligations, including:
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all Pledged Securities;

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all Intercompany Obligations;

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all Additional Collateral;

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all books, and records pertaining to the Collateral; and

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to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing the foregoing.

Excluded Property
The Collateral will exclude, and the Liens granted under the Security Documents will not attach to, certain items of property (the “Excluded Property”), including (v) any Patent or Trademark that is jointly owned by TWC and/or one or more other Grantors, on the one hand, and by a Person that is not a member of the Charter Group, on the other hand; provided, that in the event any such Patent or Trademark ceases to be jointly owned by a Person that is not a member of the Charter Group, such Patent or Trademark shall cease to constitute Excluded Property, (w) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, until such time, if any, as a statement of use is filed and accepted, (x) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly Owned Subsidiary), instrument or other document evidencing or giving rise to such property except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or (y) any property that is subject to a purchase money security interest permitted by the Indenture for so long as it is subject to such security interest and in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interest of any Foreign Subsidiary constitute Collateral or be required to be pledged under the Security Documents.

In addition, the Equity Interests and indebtedness of any Subsidiary of the Issuers will constitute Collateral only to the extent that such Equity Interests or indebtedness can secure any series of Notes and the related Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes and each series of Existing Secured Notes) without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency) and the Collateral granted to the Notes offered hereby shall be the same as and no greater than the collateral granted to the Existing Secured Notes. In the event that Rule 3-16 of Regulation S-X requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Equity Interests or indebtedness secures the Notes and the Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes and each series of Existing Secured Notes), then such Equity Interests or indebtedness shall automatically be deemed not to be part of the Collateral securing the Notes and Note Guarantees and any Equally and Ratably Secured Indebtedness (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests on the Equity Interests or indebtedness that are so deemed to no longer constitute part of the Collateral.
Subject to the preceding paragraph, in the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests or indebtedness to secure the Notes of each series and the Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes and each series of Existing Secured Notes) in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary, then the Equity Interests or indebtedness of such Subsidiary shall automatically be deemed to be a part of the Collateral securing the Notes and Note Guarantees and any Equally and Ratably Secured Indebtedness (but only to the extent such Subsidiary would not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Equity Interests or indebtedness.
In accordance with the limitations set forth in the two immediately preceding paragraphs, Rule 3-16 of Regulation S-X currently provides that the maximum value of such Equity Interests or indebtedness (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of any class of debt securities registered with the SEC that are secured thereby (with the Notes, each series of Existing TWC Notes and each series of Existing Secured Notes being a separate class for such purpose). The applicable value of the Equity Interests of any entity is deemed to be the greatest of its par value, book value or market value. The portion of the Equity Interests and indebtedness of the Subsidiaries constituting Collateral securing the Notes and the related Note Guarantees may decrease or increase as the value of such Equity Interests changes as described above (but not, for the avoidance of doubt, above the maximum percentage of such Equity Interests required to be pledged as Collateral).
Sufficiency of Collateral
The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the Issuers’ and the Guarantors’ industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below. See “Risk Factors — Risks Related to Our Indebtedness and the Notes — Rights of the holders of the Notes in the

Collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest in any bankruptcy proceeding.”
Foreclosure
Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Security Documents provide for (among other available remedies) the foreclosure upon and sale of the Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders and the lenders under the Credit Agreement and any other First Lien Obligations on a pro rata basis, subject to any prior Liens on the Collateral. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Issuers’ obligations under the Notes.
Certain Bankruptcy Limitations
The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuers or the Subsidiary Guarantors prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.
In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the security is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the security. See “Risk Factors — Risks Related to Our Indebtedness and the Notes — Rights of the holders of the Notes in the Collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest in any bankruptcy proceeding.”
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled and unsecured claims with respect to such shortfall.
Release
The Indenture will provide and provides that Liens on the Collateral will be automatically released with respect to the Notes:
(1)   with respect to any series of Notes, in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes of such series;
(2)   with respect to any series of Notes, in whole, upon satisfaction and discharge of the Indenture with respect to the Notes of such series;
(3)   with respect to any series of Notes, in whole, upon a legal defeasance or covenant defeasance with respect to the Notes of such series as set forth under “— Defeasance”;
(4)   as to any property or asset constituting Collateral that is sold or otherwise disposed of by the Issuers or any Note Guarantor, directly or indirectly, in a transaction not prohibited by the Indenture at the time of such sale or disposition;
(5)   as to any property or assets constituting Collateral owned by a Note Guarantor that is released from its Note Guarantee in accordance with the Indenture;

(6)   with respect to any series of Notes, in whole or in part, with the consent of Holders of the requisite percentage of Notes of such series in accordance with the provisions described below under the caption “— Amendments and Waivers”;
(7)   to the extent required in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement;
(8)   in whole, upon a Collateral Release Event;
(9)   in accordance with clause (b) and (d) of the covenant described under “— Certain Covenants — Limitation on Liens”; and
(10)   as to any Collateral at such time as such Collateral (A) no longer secures indebtedness previously secured and does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral) or (B) does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral); provided, however, that, in the case of any release in whole pursuant to clauses (1), (2) or (3) above, all amounts owing to the Trustee under the Indenture with respect to the Notes have been paid or duly provided for.
Upon compliance by the Issuers with the conditions precedent set forth above, and delivery to the Trustee of an Officers’ Certificate and Opinion of Counsel, the Trustee or the Collateral Agent shall promptly execute and deliver such documents and other instruments and make or authorize the making of such filings and registrations as may be requested and provided by the Issuers to evidence the release and reconveyance to the Issuers or the applicable Note Guarantor of the applicable Collateral.
Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of CCO, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.
Notwithstanding anything to the contrary in this “Description of Notes” section, the Issuers and the Subsidiary Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
Control over Common Collateral and Enforcement of Liens
The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture:
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is subject to the provisions of the Intercreditor Agreement;

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in the case of assets that are subject to Permitted Liens, is subject to the terms of the agreements governing those Permitted Liens;

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with respect to any Collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Issuers or a Subsidiary Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral; and

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in the case of Collateral constituting real property, could also be significantly impaired by restrictions under applicable law.

If the net proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes and the Indenture, the Holders (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuers and the Note Guarantors.
Intercreditor Arrangements
The Collateral Agent, on behalf of the Trustee and the Holders of Notes, and the Administrative Agent, on behalf of the secured parties under the Credit Agreement and the Existing TWC Notes, are parties to the Intercreditor Agreement. Any future holders of other First Lien Obligations will be represented by their collateral agent which will become party to the Intercreditor Agreement as their authorized representative (together with the Collateral Agent and the Administrative Agent, each, an “Authorized Representative”). The Intercreditor Agreement provides for the priorities and other relative rights among the Holders of the Notes, the holders of the obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes and the holders of any other First Lien Obligations, including, among other things, that:
(1)   notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on the Collateral securing the Notes, the obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes and any other First Lien Obligations, the Liens securing all such indebtedness shall be of equal priority as among the parties to the Intercreditor Agreement subject to the provisions described below with respect to Impairments;
(2)   if an event of default has occurred and is continuing under any First Lien Obligations, and any Authorized Representative for, or holder of, First Lien Obligations is taking action to enforce rights or exercise remedies in respect of any Collateral, or receives any payment with respect to the Collateral under any other intercreditor agreement, or any distribution is made with respect to any Collateral in any insolvency or liquidation proceeding of the Issuers or any Note Guarantor, then the proceeds of any sale, collection or other liquidation of any such Collateral by the Collateral Agent, such Authorized Representative or any holders of such First Lien Obligations, as the case may be, will be applied, subject to the provisions below with respect to Impairments:
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first, to the payment of all amounts owing to each Authorized Representative (as hereinafter defined) (in each case, in its capacity as such) pursuant to the terms of any documents governing First Lien Obligations;

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second, on a ratable basis, to amounts owing to (1) the holders of the obligations under the Credit Agreement and the Existing TWC Notes, (2) the Holders of the Notes, the holders of the Existing Secured Notes and the Trustee (for allocation in accordance with the terms of the Indenture) and (3) the holders of any other First Lien Obligations; and

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third, after payment in full of all First Lien Obligations, allocated to the Issuers and the Note Guarantors or as a court of competent jurisdiction may direct; and

(3)   the obligations in respect of the Notes, the Credit Agreement and any other First Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture, the Credit Agreement and the documents governing such other First Lien Obligations, without affecting the Lien priority or relative rights of the holders of First Lien Obligations.
The Intercreditor Agreement also provides that only the Applicable Authorized Representative (as defined below) has the right to exercise, or refrain from exercising, any right or remedies and take any other actions with respect to the Collateral. The “Applicable Authorized Representative” shall be the Administrative Agent until the earlier of the date no obligations under the Credit Agreement are secured by the Collateral and the Non-Controlling Authorized Representative Enforcement Date and, thereafter, the Authorized Representative of the series of First Lien Obligations (other than any Existing TWC Notes) representing the largest principal amount outstanding of any then outstanding series of First Lien Obligations (such Authorized Representative, the “Major Non-Controlling Authorized Representative”). For purposes of the forgoing, the Notes, together with each series of debt securities issued under the Indenture, will be deemed to be a single “series” of First Lien Obligations. The “Non-Controlling Authorized Representative Enforcement Date” means, with respect to any representative of First Lien Obligations that is not the Applicable Authorized Representative (each, a “Non-Controlling Authorized Representative”) in respect of any Collateral, the date that is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default with respect to the First Lien Obligations for which such Non-Controlling Authorized Representative is the Authorized Representative and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative stating that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized

Representative and that an event of default with respect to the First Lien Obligations for which such Non-Controlling Authorized Representative is the Authorized Representative has occurred and is continuing and (ii) the First Lien Obligations with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise); provided, however, that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) (A) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (B) at any time the applicable Issuer or the applicable Note Guarantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.
The Applicable Authorized Representative shall not be required to follow any instructions or directions with respect to the Collateral from any Non-Controlling Authorized Representative. No Authorized Representative or other holder of any First Lien Obligations (other than the Applicable Authorized Representative) will commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral, it being agreed that only the Applicable Authorized Representative shall be entitled to take any such actions or exercise any such rights, remedies and powers with respect to the Collateral.
Notwithstanding the equal priority of the Liens as among the parties to the Intercreditor Agreement, the Applicable Authorized Representative may deal with the Collateral as if the Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or other holder of First Lien Obligations may contest, protest or object to any foreclosure proceeding or action brought by Applicable Authorized Representative. The Collateral Agent and each other Authorized Representative will agree that they and the holders of the First Lien Obligations they represent will not challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any insolvency or liquidation proceeding), (a) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of any other holder of First Lien Obligations in the Collateral, (b) the validity, enforceability or effectiveness of any First Lien Obligations or the related security documents or (c) any of the provisions of the Intercreditor Agreement.
None of the holders of First Lien Obligations will be entitled to institute any suit or proceeding, or assert in any suit or proceeding any claim, against the Collateral Agent or any other holder of First Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of First Lien Obligations will be entitled to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; provided, however, that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any holder of First Lien Obligations to enforce the Intercreditor Agreement. If any holder of First Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the other First Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other holders of First Lien Obligations having a security interest in such Collateral and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the provisions described above.
Notwithstanding the foregoing, with respect to any Collateral on which a third party (other than a holder of First Lien Obligations) has a Lien that is junior in priority to the Lien of any First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the First Lien Obligations with respect to which such impairment exists. Additionally, if a court of competent jurisdiction determines that any series of First Lien Obligations is not enforceable or that the Liens securing such series of First Lien Obligations are not valid and properly perfected, the holders of such series of First Lien Obligations (and not the holders of any other series of First Lien Obligations) shall bear the consequences thereof and distributions described above will be adjusted accordingly. The provisions described above with respect to Intervening Creditors and determinations of unenforceability that result in a series of First Lien Obligations receiving lesser distributions that other series of First Lien Obligations from the Collateral are referred to herein as “Impairments” with respect to such series of First Lien Obligations.
Under the Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other series of First Lien Obligations upon such Collateral will automatically be released and discharged. However, any proceeds of any Collateral realized therefrom will be applied in accordance with the terms of the Intercreditor Agreement. In addition, if the Liens on any Collateral securing the Credit Agreement are released, all of the Liens on such Collateral securing the Notes will also be released to the extent that the Liens on such Collateral securing all other Equally and Ratably Secured Indebtedness are released.
Each Authorized Representative of any series of First Lien Obligations, for itself and on behalf of the holders of First Lien Obligations of such series, will agree that, if the Issuers or any of the Note Guarantors becomes subject to a bankruptcy case and, as debtor-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, none of the holders of First Lien Obligations will be entitled to raise any objection to any such financing or to the Liens or court ordered charges, if applicable, on the Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral, in each case unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the holders of First Lien Obligations represented by the Applicable Authorized Representative, each holder of First Lien Obligations not represented by the Applicable Authorized Representative will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the holders of First Lien Obligations represented by the Applicable Authorized Representative (other than any such Liens constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Lien Obligations of the holders of First Lien Obligations represented by the Applicable Authorized Representative, each holder of First Lien Obligations not represented by the Applicable Authorized Representative will confirm the priorities with respect to such Collateral as set forth in the Intercreditor Agreement), in each case so long as:
(1)   the holders of First Lien Obligations retain the benefit of their Liens on all such Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the bankruptcy case, with such Liens having the same priority with respect to Liens of the holders of any other First Lien Obligations (other than any such Liens constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;
(2)   the holders of First Lien Obligations are granted Liens on any additional collateral provided to the holders of any other First Lien Obligations as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the holders of any other First Lien Obligations (other than any such Liens constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;
(3)   if any amount of such DIP Financing or cash collateral is applied to repay any First Lien Obligations, such amount is applied in accordance with the provisions described above with respect to distributions from proceeds of Collateral; and
(4)   if the holders of First Lien Obligations are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied in accordance with the provisions described above with respect to distributions from proceeds of Collateral; provided, however, that the holders of First Lien Obligations will have a right to object to the grant, as security for the DIP Financing, of a Lien on any assets subject to Liens in favor of holders of such First Lien Obligations that shall not constitute

Collateral; and provided, further, that any holder of First Lien Obligations receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other holder of First Lien Obligations receiving adequate protection comparable to any such adequate protection granted to such holder of First Lien Obligations. All holders of First Lien Obligations shall acknowledge that the First Lien Obligations may, subject to the limitations set forth in the Security Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Intercreditor Agreement defining the relative rights of the holders of First Lien Obligations.
Certain Covenants
Limitation on Liens
(a)   CCO will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, Incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, securing Indebtedness For Borrowed Money, other than Permitted Liens, without effectively providing that the Notes shall be secured, equally and ratably, on such assets of CCO or such Material Subsidiary with (or prior to) the Indebtedness For Borrowed Money so secured for so long as such Indebtedness For Borrowed Money is so secured.
(b)   Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) immediately above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.
(c)   Additionally, prior to a Collateral Release Event, CCO will not, and will not permit any Subsidiary to, directly or indirectly, Incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, to secure Equally and Ratably Secured Indebtedness without effectively providing that the Notes shall be secured equally and ratably on the assets of CCO or such Subsidiary with the Equally and Ratably Secured Indebtedness so secured for so long as such Indebtedness For Borrowed Money is so secured.
(d)   Any Lien created for the benefit of the Holders of the Notes pursuant to clause (c) immediately above will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.
(e)   This covenant requires only equal and ratable treatment in the application of proceeds of collateral and does not require that the Trustee have any ability to control the Collateral or the enforcement of remedies.
(f)   The reference to assets in clauses (a) and (c) above means the assets of CCO or any Material Subsidiary at the time of Incurrence of the Lien.
Merger and Consolidation
CCO will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person (other than a Subsidiary Guarantor), unless:
(1)   the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not CCO) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of CCO under the Notes and the Indenture and the Successor Company (if not CCO) shall, by supplement to the security documents, assume all obligations of CCO under the Security Documents and make;

(2)   immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and
(3)   CCO shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the requirements of the Indenture.
For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of CCO, which properties and assets, if held by CCO instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of CCO on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of CCO.
The Successor Company will be the successor to CCO and shall succeed to, and be substituted for, and may exercise every right and power of, CCO under the Indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations under the Indenture, any Security Documents and the Intercreditor Agreement, including the obligation to pay the principal of and interest on the Notes.
For the avoidance of doubt, this covenant will not apply to transactions by and among CCO and its Subsidiaries.
Future Subsidiary Guarantors
Prior to the occurrence of a Collateral Release Event, CCO will cause any Subsidiary (other than the Issuer) that is an obligor of, or issues a Guarantee with respect to, any Equally and Ratably Secured Indebtedness, to, in each case, within 15 days, (1) execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture and (2) grant a Lien on its property and assets for the benefit of the Holders and the Trustee, to the extent required pursuant to the covenant described under “— Limitation on Liens.”
Reports
CCO shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. CCO shall also comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including each Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Notwithstanding anything to the contrary set forth above, for so long as the Issuers are direct or indirect majority-owned subsidiaries of any Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common equity interests of CCO), if such Parent (or other Person which, directly or indirectly, owns a majority the outstanding common equity interests of CCO) has furnished the Holders of the Notes or filed electronically with the SEC the reports described in the preceding paragraphs with respect to such Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common Equity Interests of CCO) and such reports include a brief explanation (or such explanation is otherwise made available to the Holders) of the material differences between the financial statements of such Parent and that of CCO, then the Issuers shall be deemed to be in compliance with this covenant.
Any information filed with the SEC and available at www.sec.gov or made available on any Parent’s website shall be deemed transmitted, filed and delivered as required under this covenant.

Events of Default
Each of the following is an Event of Default with respect to a series of Notes:
(1)   a default in the payment of interest on the Notes of such series when due, continued for 30 days;
(2)   a default in the payment of principal of any Note of such series when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(3)   the failure by the Issuers or any Note Guarantor to comply for 90 days after notice with its covenants or other agreements (other than those described in clauses (1) and (2) above) contained in the Indenture;
(4)   certain events of bankruptcy, insolvency or reorganization of the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) (the “bankruptcy provisions”);
(5)   any Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or the Indenture) or any Note Guarantor denies or disaffirms its obligations in writing under its Note Guarantee; and
(6)   a material portion of the Collateral ceases to be subject to the Liens of the Security Documents (other than in accordance with the terms of the Indenture and the Security Documents) or any Issuer or Guarantor denies or disaffirms its obligations in writing under the Security Documents to which it is party.
However, a default under clause (3) will not constitute an Event of Default with respect to the Notes of such series until the Trustee or the Holders of 30% in principal amount of the outstanding Notes of such series notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice; provided that a notice of default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of default.
If an Event of Default with respect to the Notes of such series occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes of such series may declare the principal of and accrued but unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to the bankruptcy provisions (with respect to CCO) occurs and is continuing, the principal of and interest on all the Notes of such series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes of such series. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes of a series may rescind any such acceleration with respect to the Notes of such series and its consequences. Any time period in the Indenture to cure any actual or alleged default or Event of Default with respect to the Notes may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged default or Event of Default is the subject of litigation.
Any notice of default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuers and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of
Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”).

In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the Trustee evidence that the Issuers have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Issuers provide to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuers provide the Trustee with an Officers’ Certificate that the Verification Covenant has been satisfied; provided that the Issuers shall promptly deliver such Officers’ Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes of the applicable series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs.
The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on the Officers’ Certificates delivered by the Issuers and determinations made by a court of competent jurisdiction.
Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any of the Holders of Notes of a series unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the Intercreditor Agreement, except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note of such series may pursue any remedy with respect to the Indenture or the Notes unless:
(1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)   Holders of at least 30% in principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy;
(3)   such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)   Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to the terms of the Intercreditor Agreement and certain other restrictions, the Holders of a majority in principal amount of the outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.
If a Default occurs, is continuing and is known to the Trustee, the Trustee must transmit to each Holder of the Notes of each series to which such Default applies notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders of the Notes. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each Fiscal Year of CCO, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults.
Amendments and Waivers
Subject to certain exceptions, the Indenture, the Intercreditor Agreement and the Security Documents may be amended with respect to the Notes of a series with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series) and any past Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding. However, without the consent of each Holder of an outstanding Note of a series affected thereby, an amendment or waiver may not, among other things:
(1)   reduce the amount of Notes whose Holders must consent to an amendment;
(2)   reduce the rate of or extend the time for payment of interest on any such Note;
(3)   reduce the principal of or change the maturity date of any such Note;
(4)   change the provisions applicable to the redemption of any such Note as described under “— Optional Redemption” (other than the timing for the notice of redemption);
(5)   make any such Note payable in money other than that stated in the Note;
(6)   impair the right of any Holder of such Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; provided, however, that an acceleration of such Notes may be rescinded and any payment default that resulted from such acceleration may be waived by the Holders of at least the percentage of aggregate principal amount of the Notes of such series required to amend the covenant or provision contained in the Indenture or any Note Guarantee, the breach of which resulted in such acceleration; or
(7)   make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.
Notwithstanding the preceding, without the consent of the Holders of at least 66 2∕3% in aggregate principal amount of the Notes of a series then outstanding, no amendment or waiver may make any change in any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens securing the Obligations in respect of the Notes of such series on all or substantially all of the Collateral.
Notwithstanding the preceding, without the consent of any Holder of the Notes, the Issuers and the Trustee may amend the Indenture, the Notes, the Intercreditor Agreement, any Note Guarantee or the Security Documents:

(1)   to cure any ambiguity, mistake, omission, defect or inconsistency;
(2)   to provide for the assumption by a successor Person of the obligations of the Issuers or any Note Guarantor under the Indenture or the Security Documents;
(3)   to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);
(4)   to add Guarantees with respect to the Notes or to add additional Collateral to secure the Notes and the Note Guarantees;
(5)   to add to the covenants of the Issuers or any Note Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers or any Note Guarantor;
(6)   to make any change that does not adversely affect the rights of any Holder;
(7)   to conform the text of the Indenture, the Notes, any Note Guarantee, the Intercreditor Agreement or any Security Document to any provision of this “Description of Notes”;
(8)   to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(9)   to release Collateral from the Lien securing the Notes when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement;
(10)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;
(11)   to release a Note Guarantor pursuant to the terms of the Indenture; or
(12)   to make any amendment to the provisions of the Indenture or the Notes to eliminate the effect of any Accounting Change or in the application thereof as described in the last paragraph of the definition of “GAAP.”
The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the Indenture becomes effective, the Issuers are required to transmit to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.
Transfer
The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Issuers may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.
Satisfaction and Discharge
When (1) the Issuers deliver to the Trustee all outstanding Notes of a series for cancelation or (2) all outstanding Notes of a series have become due and payable, whether at maturity or on a redemption date as a result of the transmitting of a notice of redemption, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee money, U.S. Government Obligations or any combination thereof sufficient to pay at maturity or upon redemption all outstanding Notes of such series, including interest thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable under the Indenture by us with respect to such series of Notes, then the Indenture shall, subject to certain exceptions, cease to be of further effect with respect to such series of Notes.
Defeasance
At any time, Issuers may terminate all their obligations under the Indenture with respect to a series of Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes of such series to replace mutilated, destroyed, lost or stolen Notes, and to maintain a registrar and paying agent in respect of the Notes of such series.
In addition, at any time the Issuers may, with respect to a series of Notes, terminate their obligations under the covenants described under “— Certain Covenants” (other than the covenant described under the subheading “— Merger and Consolidation”), and the operation of the bankruptcy provisions with respect to Subsidiary Guarantors and the security default provision described under “— Events of Default” above (“covenant defeasance”).
The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option with respect to a series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option with respect to a series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (3), (4) (with respect only to Subsidiary Guarantors) or (5) under “— Events of Default” above. If the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to a series of Notes, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents related to the Notes of such series.
In order to exercise either of the Issuers’ defeasance options with respect to a series of Notes, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations or any combination thereof for the payment of principal and interest on the Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an Opinion of Counsel to the effect that beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law) and (2) an Opinion of Counsel in the jurisdiction of organization of the Issuers (if other than the United States) to the effect that beneficial owners of the Notes of such series will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. The Issuers have appointed The Bank of New York Mellon Trust Company, N.A. as registrar and paying agent with regard to the Notes.
The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict within 90 days or resign.
The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of an Issuer or any Note Guarantor or any of their parent companies or subsidiaries will have any liability for any obligations of the Issuers or any Note Guarantor under the Notes, any Note Guarantee, any Security Document, the Intercreditor Agreement or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The Indenture, the Intercreditor Agreement, the Notes and (subject to certain exceptions) the Security Documents will be governed by, and construed in accordance with, the laws of the State of New York.
Additional Information
Anyone who receives this prospectus supplement may obtain a copy of the Indenture, the Security Documents and the Intercreditor Agreement without charge by writing to the Issuers at 400 Washington Blvd., Stamford, Connecticut 06902, Attention: Corporate Secretary.
Certain Definitions
“Accounts” has the meaning ascribed to such term in the Applicable UCC.
“Additional Collateral” means all of the following property of CCO or any Subsidiary Guarantor, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement: all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and
all other property not otherwise described in this definition.
“Administrative Agent” means the administrative agent under the Credit Agreement, or any successor thereto.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
“Applicable UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware, except as otherwise provided in the Security Documents.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor thereto.
“Business Day” means each day which is not a Legal Holiday.
“CCH” means Charter Communications Holdings, LLC, a Delaware limited liability company, together with its successors.
“CCH I” means, collectively, CCH I, LLC, a Delaware limited liability company, and CCH I Capital Corp., a Delaware corporation, together with its successors.

“CCH II” means, collectively, CCH II, LLC, a Delaware limited liability company, and CCH II Capital Corp., a Delaware corporation, together with their successors.
“CCHC” means Charter Communications Holding Company, LLC, a Delaware limited liability company, together with its successors.
“Charter Group” means the collective reference to the Designated Holding Companies, CCO and its Subsidiaries.
“Chattel Paper” has the meaning ascribed to such term in the Applicable UCC.
“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.
“CoBank Equities” means any of CCO’s stock, patronage refunds issued in the form of stock or otherwise constituting allocated units, patronage surplus (including any such surplus accrued by CoBank for the account of CCO) and other equities in CoBank acquired in connection with, or because of the existence of, CCO’s patronage loan from CoBank (or its affiliate), and the proceeds of any of the foregoing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure Obligations in respect of the Notes pursuant to the Security Documents.
“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means such successor.
“Collateral Release Event” shall occur on the first date when (A) there is no Equally and Ratably Secured Indebtedness outstanding (or, all Equally and Ratably Secured Indebtedness outstanding on such date shall cease to constitute Equally and Ratably Secured Indebtedness substantially concurrently with the release of the Liens on the Collateral securing the Notes and the Note Guarantees) and (B) the Issuers have delivered an Officers’ Certificate to the Trustee certifying that the condition set forth in clause (A) above is satisfied.
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Equity Interests or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, which, for the avoidance of doubt, may, at the Issuers’ option, be calculated on a consolidated basis in accordance with GAAP on a pro forma basis to give effect to any assets acquired or to be acquired on or before the date of calculation.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 26, 2019, as amended by Amendment No. 1 on October 24, 2019, as amended by Amendment No. 2 on May 26, 2022, as amended by Amendment No. 3 on February 10, 2023, as amended by Amendment No. 4 on March 23, 2023, as amended by Amendment No. 5 on December 7, 2023 and as amended by Amendment No. 6 on December 3, 2024, by and among CCO Holdings, LLC, a Delaware limited liability company, as holdings, Charter Communications Operating, LLC, a Delaware limited liability company, as the borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuers (the “Performance References”).
“Designated Holding Companies” means Charter Communications, Inc. and certain of its subsidiaries that are direct or indirect owners of Equity Interests of the Issuers.
“Designated Parent Companies” means Charter Communications, Inc., CCH II, CCH and CCHC.
“Documents” has the meaning ascribed to such term in the Applicable UCC. “Domestic Subsidiary” means each Subsidiary other than a Foreign Subsidiary.
“Equally and Ratably Secured Indebtedness” means all Indebtedness For Borrowed Money of an Issuer or a Material Subsidiary of CCO that is secured by any Lien on any assets of CCO or any of its Material Subsidiaries that is not a Permitted Lien.
“Equipment” has the meaning ascribed to such term in the Applicable UCC.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of Equity Interests of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership and any and all other equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Existing Secured Notes” means the previously issued debt securities of the Issuers outstanding on the date hereof.
“Existing TWC Notes” means any debt securities of Time Warner Cable, LLC or any of its Subsidiaries (other than debt securities held by Time Warner Cable, LLC or any of its Subsidiaries) outstanding on the Issue Date.
“First Lien Obligations” means Obligations under the Notes, the Existing Secured Notes, the Credit Agreement (including related secured interest rate agreements), the Existing TWC Notes and each other type of outstanding (now or in the future) Indebtedness For Borrowed Money that has a pari passu Lien on the Collateral with the obligations under the Notes, the holders of which are subject to the Intercreditor Agreement.
“Fiscal Year” means the fiscal year of the entity, which in the case of CCO, at the date hereof ends on December 31.
“Fixtures” has the meaning ascribed to such term in the Applicable UCC.
“Foreign Subsidiary” means any (i) Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (ii) Subsidiary of as Person described in clause (i) of this definition.
“Foreign Subsidiary Voting Equity Interests” means the voting Equity Interests of any Foreign Subsidiary described in clause (i) of the definition thereof.
“GAAP” means generally accepted accounting principles in the United States which are in effect on July 23, 2015; provided that at any time after the Issue Date, the Issuers may elect to establish that GAAP shall mean the GAAP as in effect on a date that is on or after the Issue Date and on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Issuers to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Issuers may only make such election if they also elect to report any subsequent financial reports required to be made by the Issuers, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under “Reports,” in IFRS. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.
If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in the Indenture (an “Accounting Change”), then the Issuers may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.
“General Intangibles” has the meaning ascribed to such term in the Applicable UCC. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Grantors” means the Issuers and the Subsidiary Guarantors.
“Guarantee” means, (i) when used as a noun, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money or other obligations, and (ii) when used as a verb, to enter into a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money.
“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Note Guarantor guarantees the Issuers’ obligations with respect to the Notes on the terms provided for in the Indenture.
“Holder” means the Person in whose name a Note is registered on the registrar’s books. “Increased Amount” means any increase in the amount of Indebtedness For Borrowed Money in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional indebtedness with the same terms, and accretion of original issue discount and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness.
“Incur” means issue, assume, enter into a Guarantee, incur or otherwise become liable for. The term “incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.
“Instruments” has the meaning ascribed to such term in the Applicable UCC.
“Intellectual Property” means the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.

“Intercompany Obligations” means all obligations, whether constituting General Intangibles or otherwise, owing to an Issuer or any Subsidiary Guarantor by certain affiliates thereof.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of May 18, 2016, by and among the Collateral Agent, the Administrative Agent and each additional Authorized Representative from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Inventory” has the meaning ascribed to such term in the Applicable UCC.
“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Voting Equity Interests excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
“Investments” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or any purchase of Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a significant part of a business unit of, or any other investment in, any Person.
“Issue Date” means August 18, 2026 with respect to the 2032 Notes, August 18, 2026 with respect to the 2034 Notes, August 18, 2026 with respect to the 2036 Notes and August 18, 2026 with respect to the 2056 Notes.
“Junior Lien Intercreditor Agreement” means a customary intercreditor agreement in form reasonably satisfactory to the Administrative Agent, Collateral Agent and CCO, pursuant to which, inter alia, any Lien that is intended to be subordinated to the Lien securing the Notes Obligations, is so subordinated.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
“Lien” means any mortgage, pledge, security interest or lien; provided, however, that in no event shall a lease be deemed to constitute a Lien.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Material Subsidiary” means any Person that is a Domestic Subsidiary if, at the end of the most recent fiscal quarter of CCO, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other Investments in, such Person held by CCO and its Subsidiaries exceeded 10% of CCO’s Consolidated Net Worth. A Securitization Subsidiary shall not be considered a Material Subsidiary.
“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Issuer immediately prior to such date of determination.
“Non-Recourse Subsidiary” has the meaning provided in the Credit Agreement on the Issue Date (which term is generally defined as certain Subsidiaries of CCO that are not obligors under the Credit Agreement, are not subject to certain of the restrictions in the Credit Agreement and whose financial position and results of operations are excluded from calculations under the Credit Agreement).
“Note Guarantee” means a Guarantee by a Note Guarantor of the Issuers’ obligations with respect to the Notes.
“Note Guarantor” means a Subsidiary Guarantor and CCO Holdings, LLC.

“Notes Obligations” means Obligations in respect of the Notes or any Note Guarantee.
“Obligations” means, with respect to any Indebtedness For Borrowed Money, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness For Borrowed Money.
“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of any Issuer.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers.
“Parent” means (i) any of the Designated Parent Companies, CCO Holdings, LLC and each of their respective successors (by way of conversion, merger and amalgamation), and/or any direct or indirect Subsidiary of the foregoing a majority of the Equity Interests of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns a majority of the Equity Interests of CCO Holdings, LLC, and any successor Person to any of the foregoing, and (ii) any holding company of the foregoing where the direct or indirect holders of the voting stock of such holding company immediately following the transaction where the holding company became a holding company are substantially the same as the holders of our voting stock immediately prior to that transaction.
“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Performance References” has the meaning set forth for such term in the definition of Derivative Instrument.
“Permitted Liens” means:
(1)   Liens Incurred by Subsidiaries of CCO to secure Indebtedness For Borrowed Money of such Subsidiaries to CCO or to one or more other Subsidiaries of CCO;
(2)   Liens existing on the Issue Date (other than Liens securing obligations under the Credit Agreement, the Existing Secured Notes or the Existing TWC Notes);
(3)   Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) affecting property of a Person existing at the time it becomes a Subsidiary of CCO or at the time it merges into or consolidates with CCO or a Subsidiary of CCO or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to CCO or any of its Subsidiaries;
(4)   Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) on property or assets existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;
(5)   Liens on any property (including, for the avoidance of doubt, any fixed or capital assets) to secure all or part of the cost of acquisition thereof, improvements thereon or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such acquisitions, improvements or construction;
(6)   Liens on shares of stock, indebtedness or other securities or assets of a Person that is not a Subsidiary of CCO;

(7)   any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens described in clauses (2), (3), (4), (5), (6), (9), (10), (11), (12), (13), (14), (15), (16), (17) and (18) (it being understood that any such Liens described in clause (10) extended, renewed or replaced shall still be deemed outstanding for the purposes of such clause (10) and permitted thereunder), of this definition, for amounts not exceeding the principal amount of the Indebtedness For Borrowed Money secured by the Lien so extended, renewed or replaced (plus an amount equal to any premiums, accrued interest, fees and expenses payable in connection therewith); provided, however, that such extension, renewal or replacement Lien is limited to all or a part of the same assets that were covered by the Lien extended renewed or replaced (plus improvements on such assets and any Liens on assets that could have secured the Indebtedness For Borrowed Money pursuant to written agreements and instruments existing at the time);
(8)   with respect to the Notes of each series, Liens securing Obligations in respect of the Notes of each series and the Note Guarantees thereof and Liens in favor of the Trustee;
(9)   Liens resulting from progress payments or partial payments under U.S. government contracts or subcontracts;
(10)   Liens arising or existing in connection with Indebtedness For Borrowed Money in an aggregate principal amount not exceeding at the time such Lien is issued, created or assumed the greater of (a) 15% of the Consolidated Net Worth of CCO and (b) $7 billion;
(11)   Liens securing the Increased Amount of Indebtedness For Borrowed Money so long as the Lien securing such Indebtedness For Borrowed Money was permitted under the Indenture;
(12)   Liens arising under or in connection with any sale and leaseback transaction;
(13)   deposits made to secure the performance of bids, tenders, trade contracts, leases, statutory or regulatory obligations, surety and appeal bonds, bankers acceptances, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case excluding obligations for borrowed money;
(14)   junior Liens on assets constituting Collateral under the Security Documents securing indebtedness of CCO, any Issuer or any Guarantor, which Lien shall be subordinated to the Liens securing the Notes Obligations pursuant to a Junior Lien Intercreditor Agreement;
(15)   CoBank’s Liens (including the right of setoff) in the CoBank Equities and in any cash patronage;
(16)   Liens incurred by CCO Holdings, the Issuers or any Note Guarantor to secure Indebtedness For Borrowed Money of such entity to and/or in favor of any Issuer, any Note Guarantor or one or more Subsidiaries of any Issuer or Note Guarantor;
(17)   Liens on Equity Interests, Indebtedness or other securities or assets of a Person that is not a Subsidiary of any Issuer; and
(18)   Liens in connection with grants or subsidies from Governmental Authorities.
“Permitted Securitization Financing” means any financing arrangement or factoring of Securitization Assets by CCO or any Subsidiary or any securitization facility of any Securitization Subsidiary of CCO, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to CCO or any Subsidiary (other than any Securitization Subsidiary) in connection therewith.
“Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Pledged LLC Interests” means, in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:

(1)   any Securities Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Securities Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a holder of interests in any such Securities Issuer in connection with its exercise of remedies pursuant to the terms hereof);
(2)   any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Securities Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Securities Issuer;
(3)   any other property of any such Securities Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Securities Issuer by way of distribution, return of capital or otherwise;
(4)   any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Securities Issuer;
(5)   the organizational documents of any such Securities Issuer;
(6)   all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Securities Issuer to such Grantor while the Collateral Agreement is in effect; and
(7)   to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Notes” means, with respect to the Issuers and the Subsidiary Guarantors, any promissory note evidencing loans made by any Grantor to any member of the Charter Group.
“Pledged Partnership Interests” means, in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:
(1)   any Securities Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Securities Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a general or limited partner, as the case may be, in any such Securities Issuer in connection with its exercise of remedies pursuant to the terms hereof);
(2)   any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Securities Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;
(3)   any other property of any such Securities Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Securities Issuer by way of distribution, return of capital or otherwise;
(4)   any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Securities Issuer;
(5)   the partnership agreement or other organizational documents of any such Securities Issuer;
(6)   all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Securities Issuer to such Grantor while the Collateral Agreement is in effect; and
(7)   to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Securities” means the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.
“Pledged Stock” means the Equity Interests identified as such under the Collateral Agreement, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests with respect to the Issuers and any Subsidiary Guarantor, of any Person (other than any Non-Recourse Subsidiary) that may be issued or granted to, or held by, an Issuer or any Subsidiary Guarantor including, in any event, the Pledged LLC Interests and the Pledged Partnership Interests.
“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.
“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.
“Refinance” means, in respect of any Indebtedness For Borrowed Money, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness For Borrowed Money in exchange or replacement for, such Indebtedness For Borrowed Money. “Refinancing” shall have a correlative meaning.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuers or their Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Issuers” means the collective reference to each issuer of any Pledged Securities. “Securitization Assets” means accounts receivable, loans, mortgages, royalties, other rights to payment, supporting obligations therefor, proceeds therefrom and other related assets customarily disposed of or pledged in connection with non-recourse receivables financings or factorings or securitization facilities (as determined in good faith by CCO).
“Securitization Subsidiary” means any Subsidiary formed by CCO or any of its other Subsidiaries solely for purposes of consummating any Permitted Securitization Financing and which holds no material assets other than Securitization Assets and which is engaged in no material activities other than those related to such Permitted Securitization Financing.
“Security Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Trustee and the Holders.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by CCO or any Subsidiary of CCO that CCO has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)
such Person;

(2)
such Person and one or more Subsidiaries of such Person; or

(3)
one or more Subsidiaries of such Person.

Unless otherwise specified, each reference to a Subsidiary will refer to a Subsidiary of CCO.
“Subsidiary Guarantor” means each Subsidiary of CCO that executes the Indenture as a Guarantor and each other Subsidiary of CCO that thereafter Guarantees the Notes pursuant to the terms of the Indenture until released from its Note Guarantee.
“Supporting Obligations” has the meaning ascribed to such term in the Applicable UCC. “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.
“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means such successor.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than (i) directors’ qualifying shares required by law or (ii) in the case of CC VIII, LLC, the CCVIII Interest (as defined in the Credit Agreement)) are owned by such Person directly or through other Wholly Owned Subsidiaries or a combination thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (referred to herein as the “Code”), Treasury regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date hereof and all of which are subject to change or different interpretations, possibly on a retroactive basis. As a result, the tax considerations of purchasing, owning or disposing of the Notes could differ from those described below. This summary deals only with Notes purchased for cash at the “issue price” of the applicable series (i.e., the first price at which a substantial amount of the Notes of such series is sold for cash to investors other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and purchasers who hold such Notes as “capital assets” within the meaning of Section 1221 of the Code. This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to persons in special tax situations, such as financial institutions, individual retirement and other tax deferred accounts, insurance companies, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, tax-exempt investors, broker-dealers, dealers in securities and currencies, U.S. expatriates, persons holding Notes as a position in a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction for tax purposes, controlled foreign corporations, U.S. citizens or lawful permanent residents living abroad, corporations that accumulate earnings to avoid U.S. federal income tax, passive foreign investment companies, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to the alternative minimum tax, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code), persons subject to the base erosion and anti-abuse tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or U.S. Holders that hold Notes through non-U.S. brokers or other non-U.S. intermediaries. Further, this discussion does not address the consequences under any U.S. federal tax laws other than U.S. federal income tax laws (such as the Medicare tax on certain investment income and U.S. federal estate and gift tax laws) or the tax laws of any state, local or any non-U.S. jurisdiction, or any consequences that may result pursuant to Treasury regulations promulgated under Section 385 of the Code with respect to any holder that is considered related to Charter for purposes of such regulations. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.
As used herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes:
•
an individual that is a citizen or resident of the United States,

•
a corporation organized under the laws of the United States, any state thereof or the District of Columbia,

•
an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Person”) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. Holder.
If any entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partner and the partnership. Partnerships and partners in partnerships considering an investment in the Notes should consult their independent tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of Notes.
The U.S. federal income tax discussion set forth herein is included for general information only and may not be applicable depending upon a holder’s particular situation. Investors considering the purchase of Notes should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.
Effect of Certain Contingent Payments
In certain circumstances (see, e.g., “Description of Notes — Optional Redemption”), we may be obligated to pay amounts in excess of stated interest or principal on the Notes or in advance of their scheduled times. Our obligation to make such payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments,” in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies in the aggregate are considered “remote” or “incidental.” We believe and intend to take the position that the foregoing contingencies should be treated as remote and/or incidental, in the aggregate, within the meaning of the applicable Treasury regulations as of the date hereof, and thus do not result in the Notes being treated as contingent payment debt instruments under applicable Treasury regulations. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.
However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder’s income and could cause the gain from the sale or other disposition of a Note to be treated as ordinary income, rather than capital gain. This disclosure assumes that the Notes will not be considered contingent payment debt instruments. Holders should consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt regulations and the consequences thereof.
U.S. Holders
Stated Interest
Stated interest on a Note will be includable by a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes
Upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid stated interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis generally will be equal to the U.S. Holder’s initial tax basis in the Notes (which generally will be equal to the original purchase price). A U.S. Holder’s gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such Note for longer than one year. Non-corporate taxpayers generally are subject to a reduced federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations. U.S. Holders should consult their own tax advisors as to deductibility of capital losses in their particular circumstances.
Backup Withholding and Information Reporting
In general, a U.S. Holder will be subject to backup withholding at the applicable tax rate (currently at a rate of 24%) with respect to cash payments of interest on the Notes and the gross proceeds from dispositions

(including a retirement or redemption) of the Notes, unless the U.S. Holder (i) is an entity that is exempt from backup withholding (generally including corporations, tax-exempt organizations and certain qualified nominees) and, when required, provides appropriate documentation to that effect or (ii) provides the applicable withholding agent with its social security or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor, certifies that the TIN provided is correct and that the U.S. Holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder who does not provide the applicable withholding agent with its correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. The applicable withholding agent will report to the U.S. Holders and the IRS the amount of any “reportable payments” and any amounts withheld with respect to the Notes as required by the Code and applicable Treasury regulations.
Non-U.S. Holders
Interest
Subject to the discussion of backup withholding and FATCA below, interest income of a Non-U.S. Holder that is not effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder should qualify for the so-called “portfolio interest exemption” and, therefore, should not be subject to U.S. federal income tax or withholding, provided that
•
the Non-U.S. Holder is not a “10-percent shareholder” (as defined in Section 871(h)(3)(B) of the Code) of an Issuer (or, if applicable, its regarded owner for U.S. federal income tax purposes), actually or constructively, pursuant to the rules of Section 871(h)(3)(C) of the Code;

•
the Non-U.S. Holder is not a “controlled foreign corporation” (as defined in Section 881(c)(3)(C) of the Code) related to an Issuer (or, if applicable, its regarded owner for U.S. federal income tax purposes) actually or constructively through the ownership rules under Section 864(d)(4) of the Code;

•
the Non-U.S. Holder is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code) that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
the beneficial owner satisfies the certification requirements set forth in Section 871(h) or 881(c), as applicable, of the Code and the Treasury regulations issued thereunder by giving the applicable withholding agent an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a Non-U.S. Holder or by other means prescribed by applicable Treasury regulations.

If any of these conditions is not met, interest on the Notes paid to a Non-U.S. Holder that is not effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder generally will be subject to federal withholding tax at a 30% rate unless an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder claims the benefit of that treaty by providing an IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.
If the interest on the Notes is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (“ECI”), then, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. Holder (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to the applicable withholding agent). If a Non-U.S. Holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty if the Non-U.S. Holder claims the benefit of the treaty by providing an IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate, on its effectively connected earnings and profits (subject to adjustments).
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale, exchange, retirement, redemption or other taxable disposition of the Notes (other than any amount representing accrued but unpaid interest on the Note, which is subject to the rules discussed above under “Non-U.S. Holders — Interest”) unless:
•
the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, or

•
in the case of a Non-U.S. Holder who is a nonresident alien individual, such Non-U.S. Holder is treated as present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a Non-U.S. Holder falls under the first of these exceptions, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will be taxed on the gain derived from the disposition of the Notes on a net income basis generally in the same manner as a U.S. Holder and, if the Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax described above.
If an individual Non-U.S. Holder falls under the second of these exceptions, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower applicable treaty rate applies) on the amount by which the gain derived from the disposition from sources within the United States exceeds certain of such Non-U.S. Holder’s capital losses allocable to sources within the United States.
Backup Withholding and Related Information Reporting
Amounts of interest paid to a Non-U.S. Holder on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such Non-U.S. Holder. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the Non-U.S. Holder is resident.
Backup withholding generally will not apply to payments of interest on the Notes if a Non-U.S. Holder certifies its status as a non-U.S. Person under penalties of perjury or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. Person. The payment of the proceeds of the disposition of Notes (including a retirement or redemption) to or through the U.S. office of a U.S. or foreign broker will be subject to backup withholding and related information reporting (currently at a rate of 24%) unless the Non-U.S. Holder provides the certification described above or otherwise establishes an exemption.
The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a Non-U.S. Holder of the Notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. However, if that broker has certain types of relationships with the United States described in Treasury regulations (e.g., the broker is, for U.S. tax purposes, (i) a U.S. Person, (ii) a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, (iii) a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. Persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or (iv) in certain cases, a controlled foreign corporation), such information reporting requirements will apply (but backup withholding generally will not apply) unless that broker has documentary evidence in its files of such holder’s status as a Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.
Foreign Account Tax Compliance Withholding
Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), may impose a U.S. federal withholding tax of 30% on interest income paid on the Notes to

(i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold certain amounts or, if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. tax authorities, and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity, or certifies that it does not have any substantial U.S. owners. The FATCA withholding rules were initially also applicable to gross proceeds from a sale, retirement, redemption or other disposition of the Notes. However, proposed Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, provide that this withholding tax will not apply to gross proceeds from a sale or other disposition of the Notes. Nonetheless, there can be no assurance that a similar rule will not go into effect in the future. Each holder should consult its own tax advisor regarding the possible impact of FATCA withholding rules on such holder.
An intergovernmental agreement between the United States and the applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. In many cases, Non-U.S. Holders may be able to indicate their exemption from, or compliance with, FATCA by providing a properly completed Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form as the IRS may prescribe) to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a Non-U.S. Holder to establish an exemption from withholding under FATCA to the applicable withholding agent.
Investors are encouraged to consult their own tax advisors regarding the implications of FATCA with respect to their investment in our Notes.

UNDERWRITING
Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of the several underwriters named below. Under the terms and conditions contained in the underwriting agreement between us and the underwriters, the underwriters named below have agreed to purchase from us, severally and not jointly, the principal amounts of Notes offered by this prospectus supplement at the public offering price less the underwriting discounts and commissions set forth for the Notes on the cover page of this prospectus supplement:
Underwriters	Aggregate Principal Amount of 2032 Notes to be Purchased	Aggregate Principal Amount of 2034 Notes to be Purchased	Aggregate Principal Amount of 2036 Notes to be Purchased	Aggregate Principal Amount of 2056 Notes to be Purchased
Citigroup Global Markets Inc.	$349,965,000	$199,980,000	$199,980,000	$199,980,000
Morgan Stanley & Co. LLC	$350,053,000	$200,030,000	$200,030,000	$200,030,000
Wells Fargo Securities, LLC	$349,965,000	$199,980,000	$199,980,000	$199,980,000
BofA Securities, Inc.	$88,130,000	$50,360,000	$50,360,000	$50,360,000
Deutsche Bank Securities Inc.	$88,130,000	$50,360,000	$50,360,000	$50,360,000
J.P. Morgan Securities LLC	$88,130,000	$50,360,000	$50,360,000	$50,360,000
Barclays Capital Inc.	$47,215,000	$26,980,000	$26,980,000	$26,980,000
BNP Paribas Securities Corp.	$47,215,000	$26,980,000	$26,980,000	$26,980,000
Credit Agricole Securities (USA) Inc.	$47,215,000	$26,980,000	$26,980,000	$26,980,000
Goldman Sachs & Co. LLC	$47,215,000	$26,980,000	$26,980,000	$26,980,000
Mizuho Securities USA LLC	$47,215,000	$26,980,000	$26,980,000	$26,980,000
RBC Capital Markets, LLC	$47,215,000	$26,980,000	$26,980,000	$26,980,000
SMBC Nikko Securities America, Inc.	$47,215,000	$26,980,000	$26,980,000	$26,980,000
TD Securities (USA) LLC	$47,215,000	$26,980,000	$26,980,000	$26,980,000
CIBC World Markets Corp.	$19,303,000	$11,030,000	$11,030,000	$11,030,000
Truist Securities, Inc.	$19,302,000	$11,030,000	$11,030,000	$11,030,000
U.S. Bancorp Investments, Inc.	$19,302,000	$11,030,000	$11,030,000	$11,030,000
Total	$1,750,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriting agreement provides that the underwriters will purchase all of the Notes if any of them are purchased. In the underwriting agreement, the Issuers have agreed that they will not, and will not permit any of their subsidiaries to, offer, sell, contract to sell or otherwise dispose of, any securities of the Issuers that are substantially similar to any series of Notes before the issue date of the Notes without the prior consent of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC. The underwriters may offer and sell notes through their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have been advised by the underwriters that the underwriters propose to offer the Notes to the public at the public offering price for each series of Notes set forth on the cover page of this prospectus supplement. After commencement of the offering, the offering prices and other selling terms may be changed by the underwriters.
The Notes are not listed on any securities exchange or included in any quotation system. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
We have agreed to indemnify (and, if indemnification is unavailable or insufficient, contribute to) the several underwriters and certain controlling persons against certain liabilities, including liabilities under the Securities Act.

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Notes at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of Notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the Notes. A syndicate covering transaction is the bid for, or the purchase of, Notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
PRIIPs Regulation / Prospectus Regulation / Prohibition of sales to EEA retail investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuers or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Issuers or the underwriters to publish or supplement a prospectus for such offer. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of sales to United Kingdom retail investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”).
Consequently, no disclosure document required by the U.K. Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and Consumer Composite Investments (Designated Activities) Regulation 2024.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Unless the pricing supplement indicates otherwise, the Notes will not be “admitted to trading” on a “regulated market” in the

UK within the meaning of Section 1.4.1R of the FCA Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (“PRM”) and, accordingly, no document will be required to be published as a prospectus as approved by the FCA in accordance with the PRM. This prospectus supplement is not a prospectus for the purposes of the PRM.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Hong Kong
The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Singapore Securities and Futures Act Product Classification
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes.
The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and/or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuers. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates are likely to hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.
Certain of the underwriters and/or their respective affiliates from time to time may be lenders and/or agents under the CCO credit facilities. The underwriters or their respective affiliates have commitments to provide a $4.17 billion aggregate principal amount incremental senior secured bridge loan facility under the Credit Agreement in connection with the Cox Transactions, which commitments will be reduced on a dollar-for-dollar basis by the net cash proceeds from this offering. In addition, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as dealer managers in connection with the Exchange Offers and will receive fees, indemnification against certain liabilities, and reimbursement of expenses, in each case in connection therewith.
Settlement
We expect that delivery of the Notes will be made to investors on or about August 18, 2026, which will be the eighth business day following the date of this prospectus supplement (such settlement being referred to as “T+8”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes hereunder prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Notes initially settle in T+8, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.
Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

LEGAL MATTERS
The validity of the Notes offered in this prospectus supplement will be passed upon for the Issuers by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York. Cahill Gordon & Reindel LLP represents Charter Communications, Inc. and certain of its subsidiaries in certain matters.

EXPERTS
The consolidated financial statements of CCO Holdings, LLC and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing in the CCO Holdings, LLC Annual Report on Form 10-K filed with the SEC on January 30, 2026, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Cox Communications as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report appearing in our Current Report on Form 8-K, filed with the SEC on July 23, 2026, incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION
The indenture governing the Notes will provide and provides that, regardless of whether they are at any time required to file reports with the SEC, the Issuers will file with the SEC and furnish to the holders of the Notes all such reports and other information as would be required to be filed with the SEC if the Issuers were subject to the reporting requirements of the Exchange Act; provided, that so long as CCO Holdings guarantees the obligations under the Notes, the reports of CCO Holdings filed with the SEC shall satisfy this requirement.
This prospectus supplement contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements regarding this offering and the Notes (including but not limited to the indenture governing the Notes and the underwriting agreement), but reference is hereby made to the actual agreements, copies of which will be made available to you upon request to us or the underwriters, for complete information with respect thereto, and all such summaries are qualified in their entirety by this reference. Any such request for the agreements summarized herein should be directed to Investor Relations,
CCO Holdings, LLC,
400 Washington Blvd.,
Stamford, Connecticut, 06902,
telephone number (203) 905-7801.

PROSPECTUS
Charter Communications, Inc.
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
CCO Holdings, LLC
CCO Holdings Capital Corp.
Debt Securities
Guarantee of Debt Securities
Charter Communications Operating, LLC (“CCO”) and Charter Communications Operating Capital Corp. (“CCO Capital,” and together with CCO, the “CCO Issuers”), CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (“CCO Holdings Capital,” and together with CCO Holdings, the “CCOH Issuers”) or Charter Communications, Inc. (“Charter,” together with the CCO Issuers and the CCOH Issuers, the “Issuers,” “we,” “our” and “us,” and each an “Issuer”) may, from time to time, offer and sell debt securities. Such debt securities may be secured or unsecured. Debt securities issued by the CCO Issuers may be guaranteed by Charter, any of the CCOH Issuers and/or any of the additional Registrant Guarantors named in the Table of Additional Registrant Guarantors (the “additional Registrant Guarantors”) and secured by assets of the CCO Issuers, Charter, any of the CCOH Issuers and/or any of the additional Registrant Guarantors. Debt securities issued by CCOH Issuers may be guaranteed by Charter, any of the CCO Issuers and/or any of the additional Registrant Guarantors and secured by assets of the CCOH Issuers, Charter, any of the CCO Issuers and/or any of the additional Registrant Guarantors. Debt securities issued by Charter may be guaranteed by any of the CCO Issuers, any of the CCOH Issuers and/or any of the additional Registrant Guarantors and secured by assets of Charter, any of the CCO Issuers, any of the CCOH Issuers and/or any of the additional Registrant Guarantors.
We may offer and sell these debt securities separately or together, in one or more series and in amounts, at prices and on terms described in one or more offerings. When we decide to sell a particular series of these debt securities, the terms of the debt securities, including the initial offering price and the aggregate amount of the offering will be provided in one or more supplements to this prospectus.
The securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
See “Risk Factors” beginning on page 3 of this prospectus for a discussion of certain risks that you should consider prior to investing in the debt securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated July 27, 2026.
You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation By Reference of Certain Documents” and the additional information described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “future,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, in our annual report on Form 10-K for the year ended December 31, 2025 and our other periodic reports and other reports or documents that we file from time to time with the SEC, and include, but are not limited to:
•
our ability to sustain and grow revenues and cash flow from operations by offering Internet, mobile, video, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our service areas and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;
•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite (“DBS”) operators, wireless and satellite broadband and telephone providers, digital subscriber line (“DSL”) providers, fiber to the home providers and providers of video content over broadband Internet connections;

•
general business conditions, unemployment levels and the level of activity in the housing sector and economic uncertainty or downturn;

•
our ability to develop and deploy new products and technologies including consumer services and service platforms;

•
any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•
the effects of governmental regulation on our business including subsidies to consumers, subsidies and incentives for competitors, costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us;

•
our ability to procure necessary services and equipment from our vendors in a timely manner and at reasonable costs including in connection with our network evolution and rural construction initiatives;

•
our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents and distribution requirements);

•
the ability to hire and retain key personnel;

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to satisfy the conditions to consummate the Liberty Broadband Combination and/or the Cox Transactions and/or to consummate the Liberty Broadband Combination and/or the Cox Transactions in a timely manner or at all;

•
the risks related to us being restricted in the operation of our business while the Liberty Broadband Merger Agreement and the Cox Communications Transaction Agreement are in effect;

•
other risks related to the Liberty Broadband Combination as described in the definitive joint proxy statement/prospectus with respect to the Liberty Broadband Combination, filed by Charter on January 22, 2025, including the sections entitled “Risk Factors” and “Where You Can Find More Information” included therein; and

•
other risks related to the Cox Transactions as described in the definitive proxy statement with respect to the Cox Transactions, filed by Charter on July 2, 2025, including the sections entitled “Risk Factors” and “Where You Can Find More Information” included therein.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Issuers have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC their respective debt securities being offered in this prospectus and any guarantees thereof. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about the Issuers, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Charter and CCO Holdings file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
Each of Charter and CCO Holdings files annual, quarterly, special reports and other information with the SEC. This prospectus incorporates by reference certain information of Charter and of CCO Holdings filed with the SEC, which means that the Issuers disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Charter and CCO Holdings file later with the SEC will automatically update and supersede this information. Specifically, this prospectus incorporates by reference the documents listed below and any future filings of Charter or CCO Holdings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case excluding any information furnished but not filed) prior to the termination of this offering:
•
Charter’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on January 30, 2026;

•
Portions of Charter’s definitive proxy statement on Schedule 14A filed with the SEC on March 12, 2026 that are incorporated by reference into Charter’s Annual Report on Form 10-K for the year ended December 31, 2025;

•
Charter’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 24, 2026, and for the three and six months ended June 30, 2026, filed with the SEC on July 24, 2026;

•
Charter’s Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 14, 2026, January 22, 2026, January 28, 2026, February 25, 2026, April 23, 2026, May 19, 2026 and July 23, 2026 (in each case excluding any information furnished but not filed);

•
CCO Holdings’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on January 30, 2026;

•
CCO Holdings’ Quarterly Reports on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 24, 2026, and for the three and six months ended June 30, 2026, filed with the SEC on July 24, 2026; and

•
CCO Holdings’ Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 14, 2026, January 22, 2026, January 28, 2026, February 25, 2026, April 23, 2026, May 19, 2026 and July 23, 2026 (in each case excluding any information furnished but not filed).

The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Charter’s and CCO Holdings’ filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.charter.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
Charter Communications, Inc.
400 Washington Blvd.
Stamford, Connecticut 06902
Attention: Investor Relations
Telephone: (203) 905-7801
WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE HEREIN. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.
YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE DEBT SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

v

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”
CCO Holdings and CCO Holdings Capital are direct and indirect subsidiaries, respectively, of CCH I Holdings, LLC, which is an indirect subsidiary of Charter. Charter and CCO Holdings are each holding companies with no operations of their own. CCO Holdings Capital is a company with no operations of its own and no subsidiaries. CCO and CCO Capital are direct, wholly owned subsidiaries of CCO Holdings. CCO is a holding company with no operations of its own. CCO Capital is a company with no operations of its own and no subsidiaries. CCO Holdings Capital and CCO Holdings and its direct and indirect subsidiaries, including CCO and its direct and indirect subsidiaries as well as CCO Capital, are managed by Charter. The additional Registrant Guarantors are direct and indirect subsidiaries of CCO.
Charter is a holding company whose principal asset is a controlling equity interest in Charter Communications Holdings, LLC and an indirect owner of CCO under which substantially all of the operations reside. Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of CCO Holdings and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of June 30, 2026.
The terms “we,” “us” and “our” in this description of our business refer to Charter and its direct and indirect subsidiaries on a consolidated basis.
Our Business
We are a leading broadband connectivity company with services available to nearly 59 million homes and small to large businesses across 41 states through our Spectrum® brand. Founded in 1993, we have evolved from providing cable TV to streaming, and from high-speed Internet to a converged broadband, WiFi and mobile experience. Over the Spectrum Fiber Broadband Network and supported by our 100% U.S.-based employees, we offer Seamless Connectivity and Entertainment with Spectrum® Internet, Mobile, TV and Voice products.
Our core strategy is to deliver great products, at a great value, while continuously improving service. We remain focused on improving customer results through the power of our advanced fiber-powered network and cutting-edge connectivity products and services, and our simplified pricing and packaging strategy that better utilizes our seamless connectivity and entertainment products to offer lower promotional and persistent bundled pricing to drive growth. Our Internet and mobile product bundles provide a differentiated connectivity experience by bringing together Spectrum Internet, Advanced WiFi and Spectrum Mobile to offer consumers fast, reliable and secure online connections on their favorite devices at home and on the go in high-value packages. We have completed deals with major programmers to deliver better flexibility and greater value to our customers by including seamless entertainment applications with certain of our Spectrum TV packages at no additional cost. We offer the sale of these seamless entertainment applications to customers on an à la carte basis, and through our digital storefront, the Spectrum App Store, customers can easily activate, upgrade, buy and manage their streaming applications in one place. We also continue to develop other elements of our video product and are deploying Xumo stream boxes to new video customers.
Our customer commitments focus on reliable connectivity, transparency, exceptional service and always improving. By continually improving our product set and offering consumers the opportunity to save money by switching to our services, we believe we can continue to penetrate our expanding footprint and sell additional products to our existing customers. We see operational benefits from the targeted investments we made in employee wages and benefits to build employee skill sets and tenure, as well as the continued investments in digitization of our customer service platforms, all with the goal of improving the customer experience, reducing transactions and driving customer growth and retention.

1

We currently offer Spectrum Internet products with speeds up to 1 Gbps across our entire footprint and multi-gigabit data speeds in a portion of our footprint. Our network evolution initiative remains on track to deliver symmetrical and multi-gigabit speeds across our entire footprint with convergence everywhere we operate.
Our Corporate Information
Our principal executive offices are located at 400 Washington Boulevard, Stamford, Connecticut 06902. Our telephone number at that location is (203) 905-7801, and we have a website accessible at ir.charter.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on Charter’s website free of charge as soon as reasonably practicable after they have been filed with the SEC. The information posted on Charter’s website is not incorporated by reference in this prospectus and is not part of this prospectus.

2

RISK FACTORS
You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in Charter’s and CCO Holdings’ Annual Reports on Form 10-K for the year ended December 31, 2025, and Quarterly Reports for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC and incorporated by reference in this prospectus. The risks described in any document incorporated by reference herein are not the only ones we face but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

3

USE OF PROCEEDS
We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

4

PLAN OF DISTRIBUTION
We may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

5

EXPERTS
The consolidated financial statements of CCO Holdings, LLC and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing in the CCO Holdings, LLC Annual Report on Form 10-K filed with the SEC on January 30, 2026, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Charter Communications, Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing in the Charter Communications, Inc. Annual Report on Form 10-K filed with the SEC on January 30, 2026, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

6

LEGAL MATTERS
Kirkland & Ellis LLP, New York, New York, will pass upon the validity of the securities offered in this offering.

7

$4,750,000,000
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
$1,750,000,000 6.050% Senior Secured Notes due 2032
$1,000,000,000 6.600% Senior Secured Notes due 2034
$1,000,000,000 6.950% Senior Secured Notes due 2036
$1,000,000,000 7.850% Senior Secured Notes due 2056
PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup	Morgan Stanley	Wells Fargo Securities
BofA Securities	Deutsche Bank Securities	J.P. Morgan
Barclays	BNP PARIBAS	Credit Agricole CIB
Goldman Sachs & Co. LLC	Mizuho	RBC Capital Markets
SMBC Nikko		TD Securities
Co-Managers
CIBC Capital Markets	Truist Securities	US Bancorp
August 6, 2026